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                                                                     EXHIBIT 2.1

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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         D&K HEALTHCARE RESOURCES, INC.,

                              D&K ACQUISITION CORP.

                                       AND

                        WALSH HEALTHCARE SOLUTIONS, INC.

                          Dated as of October 21, 2003

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
ARTICLE I            THE MERGER.............................................................................................    1
    SECTION 1.1      ACQUISITION OF MEMBERSHIP INTEREST.....................................................................    1
    SECTION 1.2      THE MERGER.............................................................................................    1
    SECTION 1.3      EFFECTIVE TIME OF THE MERGER...........................................................................    2
    SECTION 1.4      EFFECTS OF THE MERGER..................................................................................    2
    SECTION 1.5      ARTICLES OF INCORPORATION; BYLAWS......................................................................    2
    SECTION 1.6      DIRECTORS AND OFFICERS.................................................................................    2
    SECTION 1.7      CONSIDERATION..........................................................................................    2
    SECTION 1.8      MERGER CONSIDERATION ADJUSTMENT........................................................................    4
    SECTION 1.9      CLOSING................................................................................................    6
    SECTION 1.10     CLOSING DELIVERIES.....................................................................................    7
    SECTION 1.11     DISSENTING SHARES......................................................................................    8

ARTICLE II           REPRESENTATIONS AND WARRANTIES OF TARGET CORPORATION...................................................    8
    SECTION 2.1      INCORPORATION AND QUALIFICATION........................................................................    8
    SECTION 2.2      TARGET CORPORATION'S CAPITALIZATION....................................................................    9
    SECTION 2.3      BOOKS AND RECORDS......................................................................................    9
    SECTION 2.4      AUTHORITY RELATIVE TO THE AGREEMENT....................................................................   10
    SECTION 2.5      NO VIOLATION...........................................................................................   10
    SECTION 2.6      CONSENTS AND APPROVALS.................................................................................   10
    SECTION 2.7      FINANCIAL STATEMENTS...................................................................................   11
    SECTION 2.8      ABSENCE OF CHANGES.....................................................................................   11
    SECTION 2.9      LITIGATION.............................................................................................   12
    SECTION 2.10     TAX MATTERS............................................................................................   12
    SECTION 2.11     EMPLOYEE BENEFIT PLANS.................................................................................   13
    SECTION 2.12     EMPLOYMENT MATTERS.....................................................................................   14
    SECTION 2.13     PATENTS, TRADEMARKS AND COPYRIGHTS.....................................................................   14
    SECTION 2.14     ENVIRONMENTAL COMPLIANCE...............................................................................   15
    SECTION 2.15     TITLE TO PROPERTIES; ENCUMBRANCES......................................................................   16
    SECTION 2.16     PERMITS................................................................................................   16
    SECTION 2.17     AGREEMENTS, CONTRACTS AND COMMITMENTS..................................................................   17
    SECTION 2.18     UNDISCLOSED LIABILITIES................................................................................   17
    SECTION 2.19     NOTES AND ACCOUNTS RECEIVABLE..........................................................................   18
    SECTION 2.20     REAL PROPERTY..........................................................................................   18
    SECTION 2.21     CONDITION OF TANGIBLE ASSETS...........................................................................   19
    SECTION 2.22     INVENTORY..............................................................................................   19
    SECTION 2.23     INSURANCE..............................................................................................   19
    SECTION 2.24     GUARANTIES.............................................................................................   20
    SECTION 2.25     BUSINESS RELATIONSHIPS.................................................................................   20
    SECTION 2.26     CHARGEBACKS............................................................................................   20
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    SECTION 2.27     DISCLOSURE.............................................................................................   20
    SECTION 2.28     DISCLAIMER OF ADDITIONAL AND IMPLIED WARRANTIES........................................................   20

ARTICLE III          REPRESENTATIONS AND WARRANTIES OF ACQUIRING CORPORATION AND NEWCO......................................   20
    SECTION 3.1      ORGANIZATION AND AUTHORITY.............................................................................   21
    SECTION 3.2      AUTHORITY RELATIVE TO AGREEMENT........................................................................   21
    SECTION 3.3      NO VIOLATION...........................................................................................   21
    SECTION 3.4      CONSENTS AND APPROVALS.................................................................................   22
    SECTION 3.5      INVESTMENT INTENT......................................................................................   22
    SECTION 3.6      FINANCING..............................................................................................   23
    SECTION 3.7      DISCLOSURE.............................................................................................   23
    SECTION 3.8      DISCLAIMER OF ADDITIONAL AND IMPLIED WARRANTIES........................................................   23

ARTICLE IV           COVENANTS OF TARGET CORPORATION........................................................................   23
    SECTION 4.1      MEETING OF TARGET CORPORATION SHAREHOLDERS.............................................................   23
    SECTION 4.2      FURTHER AFFIRMATIVE COVENANTS OF TARGET CORPORATION....................................................   23
    SECTION 4.3      NEGATIVE COVENANTS OF TARGET CORPORATION...............................................................   25

ARTICLE V            ADDITIONAL AGREEMENTS..................................................................................   26
    SECTION 5.1      CERTAIN TAXES..........................................................................................   26
    SECTION 5.2      ACCESS TO, AND INFORMATION CONCERNING, PROPERTIES AND RECORDS..........................................   27
    SECTION 5.3      GOOD FAITH EFFORTS TO CONSUMMATE TRANSACTIONS..........................................................   29
    SECTION 5.4      NO SOLICITATION........................................................................................   29
    SECTION 5.5      HSR NOTIFICATIONS......................................................................................   31
    SECTION 5.6      EMPLOYEE MATTERS.......................................................................................   31
    SECTION 5.7      INDEMNIFICATION OF OFFICERS AND DIRECTORS..............................................................   32
    SECTION 5.8      VOTING AGREEMENT.......................................................................................   33
    SECTION 5.9      LICENSES...............................................................................................   33

ARTICLE VI           CONDITIONS TO CLOSING..................................................................................   33
    SECTION 6.1      CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.............................................   33
    SECTION 6.2      CONDITIONS TO THE OBLIGATIONS OF ACQUIRING CORPORATION AND NEWCO TO EFFECT THE MERGER..................   34
    SECTION 6.3      CONDITIONS TO THE OBLIGATIONS OF TARGET CORPORATION TO EFFECT THE MERGER...............................   35

ARTICLE VII          TERMINATION; AMENDMENT; WAIVER.........................................................................   35
    SECTION 7.1      TERMINATION............................................................................................   35
    SECTION 7.2      EFFECT OF TERMINATION..................................................................................   36
    SECTION 7.3      AMENDMENT..............................................................................................   37
    SECTION 7.4      EXTENSION; WAIVER......................................................................................   37

ARTICLE VIII         REMEDIES...............................................................................................   37
    SECTION 8.1      EXCLUSIVE RIGHTS AND REMEDIES PRIOR TO CLOSING DATE....................................................   37
    SECTION 8.2      INDEMNIFICATION BY SHAREHOLDERS OF TARGET CORPORATION..................................................   37
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
    SECTION 8.3      INDEMNIFICATION BY ACQUIRING CORPORATION AND NEWCO.....................................................   38
    SECTION 8.4      NOTICE AND DEFENSE OF THIRD PARTY CLAIMS...............................................................   39
    SECTION 8.5      LIMITATIONS OF LIABILITY...............................................................................   39
    SECTION 8.6      EXCLUSIVE REMEDIES.....................................................................................   41
    SECTION 8.7      TAX EFFECT OF INDEMNIFICATION PAYMENTS.................................................................   42
    SECTION 8.8      COOPERATION............................................................................................   42
    SECTION 8.9      SHAREHOLDER REPRESENTATIVE.............................................................................   42
    SECTION 8.10     MATTERS RELATED TO DOHMEN DISPUTE......................................................................   43

ARTICLE IX           SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS..................................................   45
    SECTION 9.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; DOHMEN DISPUTE.............................................   45
    SECTION 9.2      SURVIVAL OF COVENANTS..................................................................................   45

ARTICLE X            MISCELLANEOUS..........................................................................................   45
    SECTION 10.1     EXPENSES...............................................................................................   45
    SECTION 10.2     PUBLIC ANNOUNCEMENTS...................................................................................   46
    SECTION 10.3     BROKERS AND FINDERS....................................................................................   46
    SECTION 10.4     ENTIRE AGREEMENT; ASSIGNMENT...........................................................................   46
    SECTION 10.5     AMENDMENT AND MODIFICATION.............................................................................   47
    SECTION 10.6     WAIVER; CONSENTS.......................................................................................   47
    SECTION 10.7     FURTHER ASSURANCES.....................................................................................   47
    SECTION 10.8     SEVERABILITY...........................................................................................   47
    SECTION 10.9     NOTICES................................................................................................   47
    SECTION 10.10    GOVERNING LAW..........................................................................................   48
    SECTION 10.11    SERVICE OF PROCESS; JURISDICTION AND VENUE.............................................................   48
    SECTION 10.12    DESCRIPTIVE HEADINGS; INTERPRETATION...................................................................   49
    SECTION 10.13    CONSTRUCTION...........................................................................................   49
    SECTION 10.14    PARTIES IN INTEREST; NO THIRD-PARTY BENEFICIARY........................................................   49
    SECTION 10.15    COUNTERPARTS...........................................................................................   49
    SECTION 10.16    INCORPORATION BY REFERENCE.............................................................................   50
    SECTION 10.17    CERTAIN DEFINITIONS....................................................................................   50
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                                    EXHIBITS

Exhibit A       -       Membership Interest Purchase Agreement
Exhibit B       -       Articles of Incorporation
Exhibit C       -       Bylaws
Exhibit D       -       Articles of Merger
Exhibit E       -       Escrow Agreement
Exhibit F       -       Noncompetition Agreement
Exhibit G       -       Opinion of Target Corporation's Counsel
Exhibit H       -       Intentionally Omitted
Exhibit I       -       Release of Claims
Exhibit J       -       Voting Agreement
Exhibit K       -       Environmental Laws

                                    SCHEDULES

Schedule 1.7(a)    -    Indebtedness
Schedule 1.7(c)    -    Merger Consideration
Schedule 1.8(a)    -    Net Working Capital
Schedule 2.1(a)    -    Qualification
Schedule 2.1(b)    -    Subsidiaries
Schedule 2.2       -    Capitalization
Schedule 2.5       -    No Violation
Schedule 2.6       -    Consents and Approvals
Schedule 2.7       -    Target Corporation's Financial Statements
Schedule 2.8       -    Absence of Changes
Schedule 2.9       -    Litigation
Schedule 2.10      -    Tax Matters
Schedule 2.11      -    Employee Benefit Plans
Schedule 2.12      -    Employment Matters
Schedule 2.13(a)   -    Patents, Trademarks and Copyrights
Schedule 2.13(b)   -    Patent, Trademark and Copyright Infringements
Schedule 2.13(d)   -    Protection of Patents, Trademarks and Copyrights
Schedule 2.14      -    Environmental Compliance
Schedule 2.15      -    Titled Properties and Encumbrances
Schedule 2.16      -    Permits
Schedule 2.17      -    Agreements, Contracts and Commitments
Schedule 2.18      -    Undisclosed Liabilities
Schedule 2.19      -    Notes and Accounts Receivable
Schedule 2.20      -    Real Property
Schedule 2.22      -    Inventory
Schedule 2.23      -    Insurance
Schedule 2.24      -    Guaranties
Schedule 2.26      -    Chargebacks
Schedule 3.4       -    Consents and Approvals
Schedule 6.2(f)    -    Required Consents

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of October 21, 2003, by and among D&K Healthcare Resources, Inc., a Delaware corporation ("Acquiring Corporation"), D&K Acquisition Corp., an Arkansas corporation ("Newco"), and Walsh HealthCare Solutions, Inc., an Arkansas corporation ("Target Corporation").

                                    RECITALS

      WHEREAS, Acquiring Corporation desires to acquire Target Corporation, and Target Corporation desires to be acquired by Acquiring Corporation, in the manner provided in this Agreement;

      WHEREAS, Acquiring Corporation and Target Corporation believe that the Merger (as defined herein) of Newco, a wholly-owned subsidiary of Acquiring Corporation, with and into Target Corporation in the manner provided by, and subject to the terms and conditions set forth in this Agreement, and all exhibits and schedules hereto, is desirable and in the best interests of their respective corporations and shareholders;

      WHEREAS, the respective Boards of Directors of Acquiring Corporation, Newco and Target Corporation have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement; and

      WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in Section 10.17.

      NOW, THEREFORE, in consideration of the recitals and the respective representations, warranties, covenants and indemnities contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

      Section 1.1 Acquisition of Membership Interest. Immediately prior to consummation of the Merger (as defined herein) in accordance with this Article I, Target Corporation shall acquire all right, title and interest in and to the membership interest in Walsh Heartland L.L.C., an Arkansas limited liability company, owned by Heartland Pharmacy Alliance LLC ("HPA"), under the terms of a Membership Interest Purchase Agreement by and between Target Corporation and HPA in substantially the form attached hereto as Exhibit A, which shall not be entered into without the prior written consent of Acquiring Corporation.

      Section 1.2 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Arkansas Business Corporation Act, as amended ("ABCA"), Newco shall be

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merged with and into Target Corporation (the "Merger") at the Effective Time (as
defined herein). Following the Effective Time, Target Corporation shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and the separate corporate existence of Newco shall cease.

      Section 1.3 Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time") as the articles of merger relating to the Merger substantially in the form attached hereto as Exhibit D ("Articles of Merger") filed with the Arkansas Secretary of State take effect in accordance with the relevant provisions of the ABCA (the "Merger Filing"). The Merger Filing shall be made simultaneously with or as soon as practicable after the Closing (as defined herein) in accordance with this Article I. The parties agree to use commercially reasonable efforts to consummate the Merger as soon as practicable after the date hereof, and in any event the Merger shall be consummated within five (5) business days after the satisfaction or waiver in writing of all conditions set forth in Article VI or at such other time and place as the parties shall mutually agree, subject to the terms and conditions hereof.

      Section 1.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in this Agreement, the Articles of Merger and the applicable provisions of the ABCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of Newco and Target Corporation (the "Constituent Corporations") shall vest in the Surviving Corporation, including, but not limited to, all right, title and interest of Target Corporation or any of its Subsidiaries in and to any and all tradenames used at any time by any of them including the names "Walsh HealthCare Solutions, Inc.", "Walsh Heartland L.L.C." and any derivatives of any of the foregoing and all debts, liabilities and duties of the Constituent Corporations shall become the debts, liabilities and duties of the Surviving Corporation.

      Section 1.5 Articles of Incorporation; Bylaws. At the Effective Time, the Articles of Incorporation of Target Corporation, as in effect immediately prior to the Effective Time, shall be amended in their entirety to read as set forth in the form attached hereto as Exhibit B. At the Effective Time, the Bylaws of Target Corporation, as in effect immediately prior to the Effective Time, shall be amended in their entirety to read as set forth in the form attached hereto as Exhibit C.

      Section 1.6 Directors and Officers. The directors and officers of Newco immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

      Section 1.7 Consideration.

            (a) Subject to the provisions of this Section 1.7, the aggregate amount payable with respect to the Common Stock (as defined herein) of Target Corporation (the "Merger Consideration") shall be equal to (i) $99,250,000 less (ii) all outstanding indebtedness (including accrued interest thereon) of Target Corporation as of the Closing

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      Date, as set forth on Schedule 1.7(a) (the "Indebtedness"). In addition, the Merger Consideration shall be adjusted both on and after the Closing Date in accordance with Section 1.8 (the Merger Consideration as adjusted pursuant to Section 1.8 on the Closing Date shall be referred to as the "Closing Adjusted Merger Consideration" and the Merger Consideration as adjusted pursuant to Section 1.8 after the Closing Date shall be referred to as the "Post-Closing Adjusted Merger Consideration").

            (b) The Closing Adjusted Merger Consideration, other than the Escrow Funds which will be placed in escrow in accordance with Section 1.7(e), shall be paid by wire transfer of immediately available funds at the Closing (as defined herein) to an account designated in writing by each holder of Common Stock (as defined below). At the Closing, Acquiring Corporation shall fund, and cause the Surviving Corporation to pay in full, all outstanding Indebtedness (including any accrued interest thereon).

            (c) Subject to the terms of Section 1.7(e), each share of Target Corporation's common stock, par value $100.00 per share ("Common Stock"), issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares as defined in Section 1.11), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive an amount of cash determined by dividing (i) the Closing Adjusted Merger Consideration by
      (ii) 750, without interest thereon, upon surrender of the certificate representing such share. The percentage of the Closing Adjusted Merger Consideration and the Post-Closing Adjusted Merger Consideration payable to each holder of Common Stock is set forth opposite such holder's name on
      Schedule 1.7(c).

            (d) Each share of common stock, $0.01 par value per share, of Newco issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one newly and validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

            (e) The Closing Adjusted Merger Consideration shall be paid in full by wire transfer of immediately available funds at the Closing; provided, however, that $5,000,000 (the "Escrow Funds") shall be deposited in escrow with JPMorgan Chase (the "Escrow Agent") pursuant to a mutually acceptable Escrow Agreement in substantially the form attached hereto as Exhibit E (the "Escrow Agreement") for the purpose of satisfying claims, if any, of Acquiring Corporation or Newco under Article VIII hereof and paying the reasonable attorneys' fees incurred by the Shareholder Representative (as defined herein) under this Agreement and the Escrow Agreement in connection with any third-party claim governed by Section 8.4. Among other mutually agreed upon terms, the Escrow Agreement shall provide that (i) the Escrow Funds shall be disbursed in the percentages set forth on
      Schedule 1.7(c) upon the expiration of one year from the Closing Date (as defined herein) unless Acquiring Corporation or Newco shall have exercised its rights under Article VIII with respect to any claims under such Article, and (ii) the Escrow Agent shall invest the Escrow Funds in a money market fund or similar investment specified by the Shareholder Representative, and the investment income earned on the Escrow Funds shall be disbursed to the shareholders of Target Corporation

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      and to Acquiring Corporation or Newco in the percentages that the Escrow
      Funds are distributed under the terms of this Agreement and the Escrow Agreement. The Escrow Agreement will provide that Rebecca Janiece Crouch Nelson will be appointed attorney-in-fact for the shareholders of Target Corporation (the "Shareholder Representative") for the purpose of the operation of the Escrow Agreement and this Agreement.

            (f) At the Effective Time, the stock transfer books of Target Corporation shall be closed, and there shall be no further registration of transfers of the Common Stock thereafter on the records of Target Corporation. The Closing Adjusted Merger Consideration delivered upon the surrender for exchange of shares of Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Common Stock which were outstanding immediately prior to the Effective Time. Until surrendered as contemplated by this Agreement, each certificate representing shares of Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the appropriate portion of the Closing Adjusted Merger Consideration and the Post-Closing Adjusted Merger Consideration, if any, each without interest thereon. Furthermore, each share of Common Stock held in the treasury of Target Corporation and each share of Common Stock held by any direct or indirect wholly-owned Subsidiary of Target Corporation, if any, immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

      Section 1.8 Merger Consideration Adjustment.

            (a) For the purpose of this Section 1.8, Target Corporation's "Net Working Capital", shall mean Target Corporation's current assets (excluding, except to the extent of any cash collections prior to Closing, the Amerisource Receivable and the Cardizem Receivable, which shall be governed by Section 1.8(d)) less current liabilities (excluding (i) all Indebtedness (as defined in Section 1.7(a)), including, without limitation, the current portion of all long-term Indebtedness and all accrued interest thereon and (ii) all amounts due under any capital lease, including, without limitation, the current portion of such amounts) calculated on a consolidated basis and, except as expressly stated herein, in conformity with GAAP applied on a basis consistent with Target Corporation's balance sheet dated as of April 30, 2003 (including without limitation, in accordance with, to the extent in conformity with GAAP, all accounting policies, practices, procedures and valuation methods (collectively, "Accounting Practices") applied to such balance sheet; it being understood and agreed that, to the full extent of any conflict of any nature whatsoever between the Accounting Practices of Target Corporation on the one hand, and the Accounting Practices of Acquiring Corporation on the other hand (an "Accounting Conflict"), (i) the Accounting Practices of Target Corporation shall control and (ii) to the extent of any Accounting Conflict, the Accounting Practices of Acquiring Corporation shall not apply, for purposes of the preparation of the Closing Balance Sheet (as defined below) and for purposes of

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      calculating Target Corporation's Net Working Capital pursuant to this
      Section 1.8). For purposes of calculating Net Working Capital, Acquiring Corporation and Target Corporation acknowledge and agree that the amount of all items included in the calculation of Net Working Capital will be taken into account only once, and no such amounts will be taken into account more than once, including, without limitation, the items specifically identified in this Agreement as a deduction to Net Working Capital. For purposes of illustration, the calculation of Net Working Capital as of April 30, 2003 and June 30, 2003, is set forth on Schedule 1.8(a).

            (b) Not more than ten (10), but not less than five (5), business days prior to the scheduled Closing, Target Corporation will deliver to Acquiring Corporation an estimate of Target Corporation's Net Working Capital as of the close of business on the Closing Date, prepared in accordance with Section 1.8(a) (the "Estimated Net Working Capital"). If the Estimated Net Working Capital is less than $75,295,519, then such shortfall shall be deducted from the Merger Consideration at Closing on a dollar-for-dollar basis. If the Estimated Net Working Capital is greater than $75,295,519, then such excess shall be added to the Merger Consideration at Closing on a dollar-for-dollar basis.

            (c) Within sixty (60) days after the Closing Date, Acquiring Corporation, at its sole expense, shall cause to be prepared and delivered to the Shareholder Representative a final balance sheet of Target Corporation as of the close of business on the Closing Date (the "Proposed Closing Balance Sheet"), together with its proposed final calculation of Net Working Capital based on the Proposed Closing Balance Sheet (the "Proposed Closing Net Working Capital") and its proposed adjustment, if any, to the Merger Consideration based on the difference between the Proposed Closing Net Working Capital and the Estimated Net Working Capital (the "Proposed Adjustment"), each prepared in accordance with Section 1.8(a). The Proposed Closing Net Working Capital and Proposed Adjustment shall be accompanied by any supporting documentation or other materials reasonably necessary to determine such calculation or adjustment. In the event that the Shareholder Representative does not object in writing to the Proposed Closing Net Working Capital and/or the Proposed Adjustment within thirty (30) days after receipt of same, then the Proposed Closing Net Working Capital and Proposed Adjustment shall be deemed to have been accepted by the Shareholder Representative and all of Target Corporation's former shareholders and shall become final and binding. In the event that the Shareholder Representative timely objects in writing to the Proposed Closing Net Working Capital and/or Proposed Adjustment, then Acquiring Corporation and the Shareholder Representative shall use commercially reasonable efforts to resolve the dispute within thirty (30) days. If Acquiring Corporation and the Shareholder Representative are unable to reach an agreement within such thirty (30) day period, then they shall submit the dispute to a nationally recognized accounting firm, mutually agreeable to Acquiring Corporation and the Shareholder Representative, whose determination of the working capital adjustment, if any, to the Merger Consideration shall be made in accordance with this Section 1.8 and shall be final and binding. The Acquiring Corporation and Target Corporation's former shareholders shall jointly share the fees and expenses of such accounting firm. The final balance sheet of Target Corporation as of the close of business on the Closing Date, as finally determined in accordance with this Section 1.8, shall be referred to as the "Closing Balance Sheet," and the amount of any adjustments to the Merger Consideration determined pursuant to this subparagraph shall be referred to as the "Final Working Capital Adjustment." Any amounts owing as a result thereof shall be paid to Acquiring Corporation or Target Corporation's former shareholders, pro rata, as the case may be, in cash within five (5) days of the final determination of any Final Working Capital Adjustment as provided herein, with simple interest thereon from the Closing Date through the date of payment at the rate of eight percent (8%) per annum.

            (d) Acquiring Corporation shall, and shall cause Surviving Corporation to, use good faith commercially reasonable efforts, including, without limitation, utilizing existing legal counsel and incurring all reasonably necessary costs, expenses and attorney's fees, to collect promptly all amounts due to Surviving Corporation related to or arising out of the Amerisource Litigation and the Cardizem Settlement (the "Amerisource/Cardizem Funds"). The Shareholder Representative shall have the right to monitor the prosecution of the collection of the Amerisource/Cardizem Funds, including, without limitation, the right to discuss such collection efforts with existing counsel, participate in and/or attend conferences, hearings or other meetings relating to such collection efforts, and review and comment upon any correspondence, briefs, filings or other documents related to such collection efforts. The Shareholder Representative may assume the prosecution of such collection efforts if the Shareholder Representative determines, in the Shareholder Representative's sole reasonable discretion, that Acquiring Corporation and/or Surviving Corporation are not satisfactorily fulfilling their obligations under this Section 1.8(d). Any Amerisource/Cardizem Funds collected or otherwise received by Acquiring Corporation or Surviving Corporation after the Closing less (i) the amount of any unreimbursed post-Closing costs, expenses or attorney's fees incurred by Acquiring Corporation or Surviving Corporation in connection with the collection or receipt of such funds (the "Post-Closing Collection Expenses") and (ii) any amounts legally or contractually payable to The F. Dohmen Company and Walsh Dohmen Southeast L.L.C. or any of their assignees out of such funds (the "Dohmen Portion") (the "Net Amerisource/Cardizem Funds") shall be added to the Post-Closing Adjusted Merger Consideration on a dollar-for-dollar basis and paid to the Shareholder Representative, as agent for the shareholders of Target Corporation, by wire transfer of immediately available funds to an account designated in writing by the Shareholder Representative. Such payment of any Net Amerisource/Cardizem Funds received by the Acquiring Corporation or the Surviving Corporation shall be made within five (5) business days of the receipt thereof, together with the delivery to the Shareholder Representative of documentation (including, without limitation, final judgments or orders, settlement documents, wire transfer receipts, invoices, bills and other similar documentation) evidencing the Amerisource/Cardizem Funds collected or received, the Dohmen Portion remitted to The F. Dohmen Company, Walsh Dohmen Southeast L.L.C. or their assignees, as applicable, and the Post-Closing Collection Expenses incurred.

      Section 1.9 Closing. Subject to the terms hereof, Target Corporation and Newco shall execute in the manner required by the ABCA and deliver duly executed and verified Articles of

Merger substantially in the form attached hereto as Exhibit D, and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective. The consummation of the transactions provided for in this Agreement (the "Closing") shall take place at the offices of Locke Liddell & Sapp LLP, 2200 Ross Avenue, Suite 2200, Dallas, Texas, within five (5) business days following the date on which the last of the conditions set forth in Article VI is fulfilled or waived in writing, or at such other time and place as the parties shall mutually agree. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

      Section 1.10 Closing Deliveries. Acquiring Corporation, Newco and Target Corporation will deliver, or cause to be delivered, on the Closing Date the following instruments (collectively, the "Transaction Documents") to which they are a party:

            (a) Other than with respect to Dissenting Shares, letters of transmittal in a form satisfactory to the parties, executed by shareholders of Target Corporation, together with certificates representing the Common Stock or affidavits of lost stock certificates in lieu thereof and any bonds (or other documentation relating to ownership of Common Stock) that may be required in connection therewith, in the reasonable discretion of Acquiring Corporation;

            (b) Other than with respect to Dissenting Shares, powers of attorney, in a form satisfactory to the parties, executed by shareholders of Target Corporation acknowledging their obligations under this Agreement and appointing the Shareholder Representative as their attorney-in-fact;

            (c) A Noncompetition Agreement between Acquiring Corporation or Surviving Corporation and each of Rebecca Janiece Crouch Nelson, Ron Nelson and Sandra Janiece Crouch in substantially the form attached hereto as Exhibit F (the "Noncompetition Agreement");

            (d) An Opinion of Counsel of Target Corporation in substantially the form attached hereto as Exhibit G;

            (e) A Mutual Release of Claims in substantially the form attached hereto as Exhibit I (the "Release of Claims") executed immediately prior to the Merger by Target Corporation and each of the officers and directors of Target Corporation;

            (f) The Escrow Agreement in the form attached hereto as Exhibit E;

            (g) A power of attorney of Target Corporation and its Subsidiaries as provided for in Section 6.2(g); and

            (h) Such additional information or documents as Acquiring Corporation, Newco or Target Corporation shall have reasonably required to evidence the consummation of the transactions contemplated by this Agreement.

      Section 1.11 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Common Stock issued and outstanding immediately prior to the Effective Time that are held by shareholders of Target Corporation who shall not have voted such shares in favor of adoption and approval of the Merger and this Agreement and who, prior to the taking of a vote of the shareholders on the adoption and approval of the Merger and this Agreement, shall have delivered to Target Corporation a written notice of their intent to demand payment for their shares in the manner provided in Section 4-27-1321 of the ABCA and who shall have delivered a written demand for payment for such shares in the manner provided in Section 4-27-1323 of the ABCA ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, but the holders thereof shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 4-27-1325 and Section 4-27-1328 of the ABCA; provided, however, that (i) if any holder of Dissenting Shares shall subsequently vote such holder's shares in favor of the Merger and this Agreement or otherwise waive such holder's rights to dissent to the Merger under the ABCA, or (ii) if any holder fails to establish such holder's entitlement to appraisal rights as provided in Section 4-27-1321 and Section 4-27-1323 of the ABCA, or fails strictly to comply with any other applicable provision of the ABCA, such holder or holders (as the case may be) shall forfeit the right to payment for such Dissenting Shares and such Dissenting Shares shall thereupon be deemed to have been converted into the right to receive the Merger Consideration as provided in Section 1.7 hereof and shall have only such rights as provided under the ABCA.

                                   ARTICLE II
              REPRESENTATIONS AND WARRANTIES OF TARGET CORPORATION

      Target Corporation makes the representations and warranties set forth in this Article II to Acquiring Corporation and Newco. Target Corporation has delivered to Acquiring Corporation and Newco the schedules to this Agreement (the "Schedules"), including those referred to in this Article II, on the date hereof and such Schedules have been reviewed and accepted by Acquiring Corporation and Newco. Target Corporation shall, from time to time through the Closing Date, promptly advise Acquiring Corporation and Newco as to any change, amendment or supplement to the Schedules which is necessary to reflect changes in the subject matter thereof occurring through the Closing Date. Acquiring Corporation and Newco must notify Target Corporation in writing within ten (10) business days after receipt of any change, amendment or supplement to the Schedules of its election to terminate this Agreement in accordance with Section 7.1(b). If Acquiring Corporation and Newco fail to notify Target Corporation as required, they shall be deemed to have waived their right to terminate this Agreement based on such change, amendment or supplement to the Schedules.

      Section 2.1 Incorporation and Qualification.

            (a) Target Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arkansas. Target Corporation has all requisite corporate power and authority to carry on its business as it is now being conducted, and to own, lease and operate its properties and assets, and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. Except as set forth on Schedule 2.1(a), Target Corporation is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the properties and assets owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary, except in such jurisdictions where the failure to be duly qualified or in good standing does not and would not result in a Material Adverse Effect. Each such jurisdiction in which Target Corporation is so qualified is listed on
      Schedule 2.1(a).

            (b) Schedule 2.1(b) contains a list of all of the Subsidiaries of Target Corporation, indicating in each case the name, type of entity, jurisdiction of incorporation and other jurisdictions in which it is qualified to do business. Except as otherwise noted on Schedule 2.1(b), each Subsidiary is wholly-owned either directly or indirectly by Target Corporation. Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as it is now being conducted, to own, lease and operate its properties and assets, and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. Except as set forth on Schedule 2.1(b), each Subsidiary of Target Corporation is duly qualified to do business as a foreign corporation or other business entity and is in good standing under the laws of each state or other jurisdiction in which the properties and assets owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary, except in such jurisdictions where the failure to be duly qualified or in good standing does not and would not result in a Material Adverse Effect.

      Section 2.2 Target Corporation's Capitalization. The authorized and outstanding capital stock of Target Corporation is set forth on Schedule 2.2. Except as set forth on Schedule 2.2, there are no outstanding or authorized subscriptions, options, convertible securities, rights, warrants, calls, irrevocable proxies, purchase rights, exchange rights or other agreements or commitments of any kind directly or indirectly obligating Target Corporation or any Subsidiary of Target Corporation to sell, issue, transfer or dispose of, now or at any time in the future any security of or equity interest in Target Corporation or any Subsidiary of Target Corporation, or irrevocable proxies or any agreements restricting the transfer of or otherwise relating to any security or equity interest in Target Corporation or any Subsidiary of Target Corporation. All of the shares of Target Corporation and all outstanding shares of capital stock or membership interests of each Subsidiary have been duly authorized, validly issued and are fully paid and non-assessable, and are free of preemptive rights. Except as set forth on Schedule 2.2, all dividends by Target Corporation or any subsidiary of Target Corporation declared prior to the date hereof have been paid. Except as set forth on Schedule 2.2, there are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to Target Corporation or any Subsidiary of Target Corporation. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Target Corporation.

      Section 2.3 Books and Records. The minute books (containing the records of meetings of the shareholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of Target Corporation and each Subsidiary of Target Corporation are correct and complete in all material respects.

      Section 2.4 Authority Relative to the Agreement. Target Corporation has full corporate power and authority to execute and deliver this Agreement, and except for the approval by Target Corporation's shareholders, no further corporate proceedings on the part of Target Corporation are necessary to consummate the transactions contemplated hereby, which have been duly and validly authorized and approved by its Board of Directors. This Agreement has been duly and validly executed and delivered by Target Corporation, and this Agreement constitutes the valid and binding obligation of Target Corporation enforceable against Target Corporation in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles and subject to the approval by Target Corporation's shareholders and the applicable approval requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

      Section 2.5 No Violation. Except as set forth on Schedule 2.5, neither the execution, delivery nor performance of this Agreement nor the consummation of the transactions contemplated hereby, (i) violates ("Target's Violation") in any material respect any law, order, writ, judgment, injunction, award, decree, statute, or regulation applicable to Target Corporation or any Subsidiary of Target Corporation, (ii) is in conflict with, results in a breach or termination of any provision of, causes the acceleration of the maturity of any debt or obligation pursuant to, constitutes a default (or gives rise to any right of termination, cancellation or acceleration) under, or results in the creation of any security interest, lien, charge or other encumbrance upon any property or interest of Target Corporation or any Subsidiary of Target Corporation pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which Target Corporation or any Subsidiary of Target Corporation is a party or by which any property of Target Corporation or any Subsidiary of Target Corporation is subject or bound (collectively, "Target's Default"), or (iii) conflicts ("Target's Conflict") with or results in any breach of any provision of the Certificate or Articles of Incorporation or Organization or Bylaws or Operating Agreement or other similar agreement of Target Corporation or any Subsidiary of Target Corporation. Each of Target Corporation and its Subsidiaries has complied with all applicable laws (including rules, regulations, codes, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state and local governments (and all agencies thereof) except where the failure to comply would not result in a Material Adverse Effect, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

      Section 2.6 Consents and Approvals. Except as described on Schedule 2.6 hereto, and except for filing a Notification and Report Form pursuant to the applicable requirements of the HSR Act, no prior consent, approval or authorization of, or declaration, filing or registration with any person, entity or authority, domestic or foreign, is required of or by Target Corporation or any Subsidiary of Target Corporation in connection with the execution, delivery and performance by Target Corporation and of this Agreement and the transactions contemplated hereby.

      Section 2.7 Financial Statements. Schedule 2.7 contains copies of (i) the audited consolidated balance sheets of Target Corporation and its Subsidiaries as of April 30, 2003 and April 30, 2002, and the related audited consolidated statements of operations, stockholders' equity and cash flows for the fiscal years ended April 30, 2003 and April 30, 2002, and (ii) the unaudited consolidated balance sheet of Target Corporation and its Subsidiaries as of August 31, 2003, and the related unaudited consolidated statement of operations for the four months ended August 31, 2003 (the "Interim Financial Statements") (all of the foregoing consolidated balance sheets and consolidated statements of operations, shareholder's equity and cash flows of Target Corporation are collectively referred to as "Target Corporation's Financial Statements"). Except as set forth on Schedule 2.7, Target Corporation's Financial Statements present fairly, in all material respects, the financial position of Target Corporation as of the dates indicated and the results of its operations and its cash flows for the periods indicated in conformity with GAAP, consistently applied; provided, however, that the Interim Financial Statements are subject to normal year-end adjustments, in accordance with past practice, and do not include all the disclosures required by GAAP. For purposes of this Agreement, the "Balance Sheet Date" shall be April 30, 2003, and the "Interim Balance Sheet Date" shall be August 31, 2003. The parties acknowledge and agree that (i) to the extent of any Accounting Conflict, the Accounting Practices of Target Corporation shall control, (ii) to the extent of any Accounting Conflict, the Accounting Practices of Acquiring Corporation shall not apply to the preparation of Target Corporation's Financial Statements, including the related notes, and (iii) to the extent of any Accounting Conflict, the failure to apply Acquiring Corporation's Accounting Practices shall not constitute a breach of, or inaccuracy in, any of the representations or warranties of Target Corporation contained in this Agreement.

      Section 2.8 Absence of Changes. Except as set forth on Schedule 2.8, since the Balance Sheet Date, neither Target Corporation nor any Subsidiary of Target Corporation has, directly or indirectly:

            (a) made or authorized any amendment to its Certificate or Articles of Incorporation or Organization or Bylaws or Operating Agreement or other similar agreement, or changed the character or operations of its business in any material manner;

            (b) suffered any Material Adverse Effect;

            (c) entered into or amended any material agreement, commitment or transaction, except in connection with the transactions contemplated by this Agreement;

            (d) managed its working capital, except in the ordinary course of business in accordance with the past custom and practice of Target Corporation and its Subsidiaries;

            (e) cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either (i) involving more than $50,000 individually or $200,000 in the aggregate or (ii) outside the ordinary course of business;

            (f) entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

            (g) made any loan to, or entered into any other transaction with, any of its directors, officers, and employees, excluding payment of salaries, benefits and reimbursement of business expenses in the ordinary course of business;

            (h) granted any increase in the base compensation of any of its directors, officers, and employees outside the ordinary course of business or made any other change in employment terms for any of its directors, officers, and employees outside the ordinary course of business;

            (i) adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees; or

            (j) committed to any of the foregoing.

      Section 2.9 Litigation. Except as set forth on Schedule 2.9, there are no actions, suits, or other proceedings pending or, to the Knowledge of Target Corporation, threatened against Target Corporation or any Subsidiary of Target Corporation or involving any of the properties or assets of Target Corporation or any Subsidiary of Target Corporation, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality or person or any board of arbitration or similar entity. Except as set forth on Schedule 2.9, to Target Corporation's Knowledge, there are no facts or circumstances that would cause a reasonable person to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of Target Corporation and its Subsidiaries.

      Section 2.10 Tax Matters. Except as set forth on Schedule 2.10, each of Target Corporation and its Subsidiaries has filed all Tax Returns that it was required to file, and has paid or set up a reserve on its books for all Taxes shown thereon as owing, except where the failure to file Tax Returns or to pay Taxes would not have a Material Adverse Effect on the financial condition of Target Corporation and its Subsidiaries taken as a whole. All such Tax Returns were accurate, complete and true in all material respects. Schedule 2.10 lists all federal and state income Tax Returns filed with respect to any of Target Corporation and its Subsidiaries for taxable periods ended on or after April 30, 1997, indicates those federal income Tax Returns that have been audited and indicates those federal income Tax Returns that currently are the subject of audit. None of the directors or officers of Target Corporation and its Subsidiaries has Knowledge of any proposed, threatened or expected audits, examination claims or assessments with respect to such Tax Returns that are not currently the subject of audit. Target Corporation has delivered to Acquiring Corporation correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of Target Corporation and its Subsidiaries since April 30, 1997. None of Target Corporation and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to Tax assessment or deficiency. The unpaid Taxes of the Target Corporation and its Subsidiaries (A) did not, as of the Balance Sheet Date, exceed the reserve for liability for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target Corporation and its Subsidiaries in filing their Tax Returns. No claim has ever been made by an authority in a jurisdiction where any of the Target Corporation and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. None of Target Corporation or its Subsidiaries has filed a consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"). None of Target Corporation and its Subsidiaries has made any material payments, is obligated to make any material payments, or is party to any agreement that could obligate it to make any material payments that would not be deductible under Section 280G of the Code. None of Target Corporation and its Subsidiaries has been a U.S. real property holding corporation within the meaning of Section 897 of the Code. Except as disclosed in the federal income Tax Returns delivered to Acquiring Corporation, none of Target Corporation and its Subsidiaries is a party to any Tax allocation or sharing agreement. To the Knowledge of Target Corporation, none of Target Corporation and its Subsidiaries has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Target Corporation) or has any liability for Taxes of any Person (other than any of Target Corporation and its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of federal, state, local or foreign law), as a transferee, successor, by contract or otherwise. Each of the Target Corporation and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

      Section 2.11 Employee Benefit Plans. Target Corporation has delivered to Acquiring Corporation copies of the health, dental, life insurance plans, bonus, deferred compensation, pension, profit sharing, retirement and vacation plans and all other material employee benefit plans, programs or arrangements providing benefits for employees of Target Corporation (the "Benefit Plans"); the three most recent annual reports (Form 5500) filed with the Internal Revenue Service (the "IRS") with respect to each Benefit Plan (if any such report was required); and the most recent determination letter, if any, issued by the IRS with respect to any Benefit Plan intended to be qualified under Section 401 of the Code. Except as set forth on Schedule 2.11, each of the Benefit Plans has been administered and maintained in material compliance with its terms and the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, if applicable, the Code and all other applicable laws. The Target Corporation does not contribute to any "multi-employer plan" (within the meaning of Section 3(37) of ERISA) and neither Target Corporation nor any entity that, together with Target Corporation, is treated as a single employer under Code Section 414(b), (c), (m) or (o) ("Controlled Entity") has incurred any withdrawal liability with respect to any multi-employer plan. Neither Target Corporation nor any Controlled Entity maintains or sponsors or has any liability under any pension benefit plan which is a defined benefit plan which is or has been subject to Title IV of ERISA. All contributions required to be made by Target Corporation with respect to any Benefit Plan due as of any date through and including the Closing Date have been made, or will be made, when due. Except as set forth on Schedule 2.11, there are no pending or, to the Knowledge of Target Corporation, threatened claims by or on behalf of the Benefit Plans, the United States Department of Labor, the Internal Revenue Service, or by any current or former employee of Target Corporation alleging a breach of any fiduciary duties or a violation of applicable state or federal law which could result in a material liability on the part of Target Corporation or a Benefit Plan under ERISA or any other law (other than benefit claims and funding obligations in the ordinary course of business).

      Section 2.12 Employment Matters. Except as disclosed on Schedule 2.12, neither Target Corporation nor any Subsidiary of Target Corporation is a party to any contracts or agreements granting benefits or rights to employees or consultants, or any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment. Except as disclosed on Schedule 2.12, there are no unfair labor practice complaints pending against Target Corporation or any Subsidiary of Target Corporation before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. There are no strikes, slowdowns, work stoppages, lockouts, or to the Knowledge of Target Corporation, threats thereof, by or with respect to any such employees. Except as set forth on Schedule 2.12, Target Corporation has not received written notice from any executive or managerial employee that such person intends to terminate employment with Target Corporation or its Subsidiaries. None of Target Corporation and its Subsidiaries is a party to or bound by any collective bargaining agreement. To the Knowledge of Target Corporation, none of Target Corporation and its Subsidiaries has committed any unfair labor practice. To the Knowledge of Target Corporation, no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to employees of any of Target Corporation and its Subsidiaries.

      Section 2.13 Patents, Trademarks and Copyrights.

            (a) Schedule 2.13(a) sets forth all patents, patent applications, trademarks and service marks, trademark and service mark applications, and copyrights (whether registered or unregistered) (collectively, the "Intellectual Property") owned or used pursuant to a license, sublicense, agreement or other permission by Target Corporation and any Subsidiary of Target Corporation in its businesses and operations. Except as otherwise indicated on Schedule 2.13(a), neither Target Corporation nor any Subsidiary of Target Corporation has granted to any other person any license to use any Intellectual Property.

            (b) Neither Target Corporation nor any Subsidiary of Target Corporation has ever received any charge, complaint, demand or notice alleging any interference, infringement, misappropriation or violation of, and to the Knowledge of Target Corporation, is interfering with, infringing upon, misappropriating or violating the intellectual property rights of any other person or entity in any Intellectual Property. Except as set forth on Schedule 2.13(b), to the Knowledge of Target Corporation, no other person or entity is interfering with, infringing upon, misappropriating or violating any intellectual property rights of Target Corporation or any of its Subsidiaries with respect to the Intellectual Property.

            (c) Neither Target Corporation nor any of its Subsidiaries has undertaken or omitted to undertake any acts that would invalidate, reduce, or eliminate, in whole or in part, the enforceability or scope of any Intellectual Property owned by Target Corporation or its Subsidiaries.

            (d) Target Corporation and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of Target Corporation and its Subsidiaries as presently conducted. To the Knowledge of Target Corporation, each item of Intellectual Property owned or used by any of Target Corporation and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by Acquiring Corporation or the Surviving Corporation on identical terms and conditions immediately subsequent to the Closing hereunder. Except as set forth on Schedule 2.13(d), to the Knowledge of Target Corporation, each of Target Corporation and its Subsidiaries has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

      Section 2.14 Environmental Compliance. Except as set forth on Schedule 2.14, to the Knowledge of Target Corporation, without investigation or inquiry and without any obligation to conduct the same, as of the date of this
Agreement:

            (a) No Hazardous Substances exist on the Real Property (as defined herein) in quantities which violate, and would require reporting to Governmental Authorities and cleanup under, applicable Environmental Laws;

            (b) Neither Target Corporation nor any of its Subsidiaries has received written notice from any Governmental Authority or unaffiliated third party alleging a violation of applicable Environmental Laws which if successfully prosecuted against Target Corporation would have a Material Adverse Effect on the financial condition of Target Corporation or any of its Subsidiaries, taken individually or as a whole;

            (c) Each of Target Corporation, its Subsidiaries, and their respective predecessors and Affiliates has complied with all Environmental Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, other than those violations which would not have a Material Adverse Effect on Target Corporation on any of its Subsidiaries, individually or taken as a whole. Without limiting the generality of the preceding sentence, each of Target Corporation, its Subsidiaries, and their respective predecessors and Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental Laws, other than those violations which would not have a Material Adverse Effect on Target Corporation or any of its Subsidiaries, individually or taken as a whole; and

            (d) None of Target Corporation and its Subsidiaries has any Liability, and, to the Knowledge of Target Corporation, no circumstance exists that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Target Corporation and any of its Subsidiaries giving rise to any Liability, for: (i) any damage to any site, location or body of water (surface or subsurface) under any Environmental Law, (ii) any illness of or personal injury to any employee or other individual directly related to a release of a Hazardous Substance existing on the Real Property in a quantity which violates, and would require reporting to Governmental Authorities and clean up under, any applicable Environmental Law, or (iii) any other reason under any Environmental Law, in each case, other than those Liabilities which would not have a Material Adverse Effect on Target Corporation or any of its Subsidiaries, individually or taken as a whole.

      Section 2.15 Title to Properties; Encumbrances. Except as set forth on
Schedule 2.15: (a) Target Corporation or a Subsidiary of Target Corporation has good and marketable title to all of the assets reflected in the balance sheet dated as of April 30, 2003, other than any assets therein reflected that (x) have been sold or otherwise disposed of in the ordinary course of business since the date thereof or (y) are not, individually or in the aggregate, material to Target Corporation or any Subsidiary of Target Corporation, free and clear of liens, claims and encumbrances other than (i) liens, mortgages, pledges, security interests or other encumbrances securing indebtedness shown on Target Corporation's Financial Statements, (ii) liens for current taxes, payments of which are not yet delinquent or that are being contested in good faith by appropriate proceedings, (iii) liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent or are being contested in good faith by appropriate proceedings, (iv) liens relating to accounts payable incurred in the ordinary course of business and consistent with past practice, and (v) such imperfections of title which do not materially detract from the value of the assets of Target Corporation and any Subsidiary of Target Corporation individually or in the aggregate (collectively, the "Permitted Liens"); and (b) Target Corporation and each Subsidiary of Target Corporation owns, or holds under valid lease agreements, all real and personal properties necessary to operate its business as currently conducted and with respect to the leased properties, enjoy peaceful and undisturbed possession of such properties under such leases, other than any leased properties that, individually or in the aggregate, are not material to Target Corporation and any Subsidiary of Target Corporation.

      Section 2.16 Permits. Except as set forth in Schedule 2.16, Target Corporation and each Subsidiary of Target Corporation have all permits, licenses, certificates, approvals, and other authorizations issued by Governmental Authorities (collectively, the "Permits") that are necessary for the operation of the business of Target Corporation as currently being conducted, except where the failure to possess any such permit would not have a Material Adverse Effect on Target Corporation and its Subsidiaries individually or taken as a whole. Except as set forth in Schedule 2.16, the consummation of the transactions contemplated by this Agreement will not result in a default under, termination of, or a breach or violation of any Permit. Such Permits are in full force and effect and neither Target Corporation nor any Subsidiary of Target Corporation has received any notice that any Governmental Authority intends to suspend, revoke, terminate or not renew any such Permit under which Target Corporation or any of its Subsidiaries is currently operating. Except as set forth in Schedule 2.16, Target Corporation or each Subsidiary of Target Corporation are conducting their operations in compliance with the terms, requirements, criteria, standards and conditions set forth in the Permits, except for any failure to comply which would not result in a Material Adverse Effect.

      Section 2.17 Agreements, Contracts and Commitments. Except as described in
Schedule 2.17, neither Target Corporation nor any Subsidiary of Target Corporation is a party to or is bound by (i) any written or oral contract, agreement or commitment which involves or may involve aggregate future payments (whether in payment of a debt, as a result of a guarantee or indemnification, for goods or services or otherwise) by or to Target Corporation of $100,000 or more and which is not, by its terms, terminable by Target Corporation or one or more of its Subsidiaries without penalty or payment on 30 days notice or less, other than purchase orders for the purchase or sale of goods and/or services entered into by Target Corporation in the ordinary course of business, or (ii) any employment agreement, non-competition agreement, any loan or credit agreement, security agreement, indenture, mortgage, pledge or other instrument evidencing indebtedness (other than equipment purchases or lease agreements entered into in the ordinary course of business), or any sales representative, alliance, partnership, joint venture, joint operating or similar agreement. The Target Corporation has delivered to Acquiring Corporation a correct and complete copy of each written agreement listed in Schedule 2.17 (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 2.17. With respect to each such agreement: (A) the agreement is Enforceable against Target Corporation or its Subsidiaries, as the case may be; (B) to the Knowledge of Target Corporation, the agreement will continue to be Enforceable against the other parties thereto following the consummation of the transactions contemplated hereby; (C) neither Target Corporation nor any Subsidiary of Target Corporation is in breach under any material provision of or is not in default in any material respect under the terms of, any such contract, agreement or commitment described in Schedule 2.17, and to the Knowledge of Target Corporation, no event has occurred and no condition exists which, after notice or lapse of time or both, would constitute such a material breach or default by Target Corporation or its Subsidiaries, or permit termination, modification, or acceleration, under any such contract, agreement or commitment; (D) to the Knowledge of Target Corporation, no third party is in breach of or in default under the terms of any such contract, agreement or commitment, or permit termination, modification, or acceleration, under the agreement; and (E) to the Knowledge of Target Corporation, no party has repudiated any provision of any such contract, agreement or commitment.

      Section 2.18 Undisclosed Liabilities. Except as set forth on Schedule 2.18, to Target Corporation's Knowledge, Target Corporation and its Subsidiaries have no Liabilities except for Liabilities (i) reflected or reserved for in the Target Corporation's Financial Statements, (ii) that have arisen since the Interim Balance Sheet Date in the ordinary course of business consistent with past practice, (iii) contemplated by this Agreement or described in the Schedules hereto, (iv) under contracts, agreements or leases not required to be disclosed on the Schedules hereto or (v) for performance obligations after the Closing under contracts, agreements or leases whether or not such contracts, agreements or leases are required to be disclosed on the Schedules hereto.

      Section 2.19 Notes and Accounts Receivable. Except as set forth in
Schedule 2.19, all notes and accounts receivable of Target Corporation and its Subsidiaries reflected on their books and records represent valid obligations arising from sales actually made in the ordinary course of business, subject only to returns in the ordinary course of business and the reserve for bad debts set forth on the Closing Balance Sheet. The parties acknowledge and agree that
(i) to the extent of any Accounting Conflict, the Accounting Practices of Target Corporation shall control, (ii) to the extent of any Accounting Conflict, the Accounting Practices of Acquiring Corporation shall not apply to the Target Corporation's notes and accounts receivable (or other relevant matters), and
(iii) to the extent of any Accounting Conflict, the failure to apply Acquiring Corporation's Accounting Practices shall not constitute a breach of, or inaccuracy in, any of the representations or warranties of Target Corporation contained in this Agreement.

      Section 2.20 Real Property. Schedule 2.20 lists and describes briefly all real property that any of Target Corporation and its Subsidiaries owns or leases.

            (a) Except as set forth on Schedule 2.20, with respect to each such parcel of owned real property: (i) the identified owner has good and marketable title to the parcel of real property, free and clear of any liens, claims and encumbrances other than Permitted Liens; (ii) there are no pending or, to the Knowledge of Target Corporation, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting adversely the current use, occupancy, or value thereof; (iii) to the Knowledge of Target Corporation, without any investigation or inquiry, the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained; (iv) all facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations, except where the failure of which would not have a Material Adverse Effect on Target Corporation and its Subsidiaries individually or taken as a whole; (iv) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property; (v) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein; and (vi) all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities as presently used.

            (b) Except as set forth on Schedule 2.20, with respect to each such parcel of leased or subleased property: (i) the lease or sublease is Enforceable against

      Target Corporation or its Subsidiaries, as the case may be; (ii) to the Knowledge of Target Corporation, the lease or sublease will continue to be Enforceable against the other parties thereto following consummation of the transactions contemplated hereby; (iii) none of Target Corporation and its Subsidiaries is in breach of or in default under any lease or sublease and, to the Knowledge of Target Corporation, no other party to the lease or sublease is in breach or default, and to the Knowledge of Target Corporation, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder; (iv) none of Target Corporation and its subsidiaries has repudiated any provision of an lease or sublease and, to the Knowledge of Target Corporation, no other party to the lease or sublease has repudiated any provision thereof; (v) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease; (vi) none of Target Corporation and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; (vii) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations, except where the failure of which would not have a Material Adverse Effect on Target Corporation and its Subsidiaries individually or taken as a whole; and (viii) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities as presently used.

      Section 2.21 Condition of Tangible Assets. Target Corporation and its Subsidiaries own or lease, all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as currently conducted and such assets are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they presently are used.

      Section 2.22 Inventory. Except as set forth on Schedule 2.22, the inventory of Target Corporation and its Subsidiaries can be sold to customers or returned to the applicable manufacturer or supplier for a credit, subject only to the inventory reserve set forth on the Closing Balance Sheet. The parties acknowledge and agree that (i) to the extent of any Accounting Conflict, the Accounting Practices of Target Corporation shall control, (ii) to the extent of any Accounting Conflict, the Accounting Practices of Acquiring Corporation shall not apply to the Target Corporation's inventory (or other relevant matters), and
(iii) to the extent of any Accounting Conflict, the failure to apply Acquiring Corporation's Accounting Practices shall not constitute a breach of, or inaccuracy in, any of the representations or warranties of Target Corporation contained in this Agreement.

      Section 2.23 Insurance. Schedule 2.23 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of Target Corporation and its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time during the period beginning May 1, 2001 and ending on the date hereof: (i) the name, address, and telephone number of the agent; (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured; (iii) the policy number and the period of coverage; (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and (v) a description of any retroactive premium adjustments or other loss-sharing arrangements. With respect to each such insurance policy: (A) neither any of Target Corporation and its Subsidiaries nor to the Knowledge of Target Corporation any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and to the Knowledge of Target Corporation no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (B) to the Knowledge of Target Corporation, no party to the policy has repudiated any provision thereof; and (C) to the Knowledge of Target Corporation, no notices have been received indicating that the insurance policy is not currently in effect.

      Section 2.24 Guaranties. Except as set forth on Schedule 2.24, none of the Target Corporation and its Subsidiaries is contractually liable, or has otherwise agreed in writing to be liable, for (i) any indebtedness for borrowed money of a third party or (ii) any other contractual obligation of a third party.

      Section 2.25 Business Relationships. None of the shareholders of Target Corporation and their Affiliates has been involved in any business arrangement or relationship with any of Target Corporation and its Subsidiaries within the past 12 months, and none of the shareholders of Target Corporation and their Affiliates owns any asset, tangible or intangible, which is used in the business of any of Target Corporation and its Subsidiaries.

      Section 2.26 Chargebacks. Except as set forth on Schedule 2.26, none of Target Corporation and its Subsidiaries has any Liability arising out of any chargebacks (as the term is commonly understood within the industry of Target Corporation) to manufacturers or suppliers of products sold, leased, delivered or distributed by any of Target Corporation and its Subsidiaries, subject to the reserve for chargebacks set forth on the Closing Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Target Corporation and its Subsidiaries.

      Section 2.27 Disclosure. To the Knowledge of Target Corporation, the representations and warranties set forth in Article II of this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the representations and warranties set forth in
Article II, in light of the circumstances under which such representations and warranties were made, not misleading.

      Section 2.28 Disclaimer of Additional and Implied Warranties. Target Corporation is making no representations or warranties, express or implied, of any nature whatsoever except as specifically set forth in Article II of this Agreement.

                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                         ACQUIRING CORPORATION AND NEWCO

      Acquiring Corporation and Newco hereby jointly and severally make the representations and warranties set forth in this Article III to Target Corporation.

      Section 3.1 Organization and Authority.

            (a) Acquiring Corporation is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Newco is an Arkansas corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas. Each of Acquiring Corporation and Newco has all requisite corporate power and authority to carry on its business as it is now being conducted, and to own, lease and operate its properties and assets, and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. Each of Acquiring Corporation and Newco is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the properties and assets owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary, except in such jurisdictions where the failure to be duly qualified or in good standing does not and would not result in a Material Adverse Effect.

            (b) True, correct and complete copies of the Certificate or Articles of Incorporation and Bylaws of Acquiring Corporation and Newco, with all amendments thereto through the date of this Agreement, have been delivered by Acquiring Corporation to Target Corporation.

      Section 3.2 Authority Relative to Agreement. Acquiring Corporation and Newco both have full corporate power and authority to execute and deliver this Agreement, and no further corporate proceedings on the part of Acquiring Corporation or Newco are necessary to consummate the transactions contemplated hereby, which have been duly and validly authorized by the Board of Directors of Acquiring Corporation and the Board of Directors and shareholders of Newco, respectively. This Agreement has been duly and validly executed and delivered by Acquiring Corporation and Newco, and this Agreement constitutes the valid and binding obligation of Acquiring Corporation and Newco enforceable jointly and severally against Acquiring Corporation and Newco in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such approval of regulatory agencies as may be required, and subject to the regulatory requirements of the HSR Act.

      Section 3.3 No Violation. Neither the execution, delivery nor performance of this Agreement, in its entirety, nor the consummation of the transactions contemplated hereby, as of the Closing Date, (i) to the Knowledge of Acquiring Corporation or Newco, violates ("Violation") in any material respect any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to Acquiring Corporation or Newco, (ii) is in conflict with, results in a breach or termination of any provision of, causes the acceleration of the maturity of any debt or obligation pursuant to, constitutes a default (or gives rise to any right of termination, cancellation or acceleration) under, or results in the creation of any security interest, lien, charge or other encumbrance upon any currently owned property of Acquiring Corporation or Newco pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which Acquiring Corporation or Newco is a party or by which any currently owned property of Acquiring Corporation or Newco is subject or bound (collectively, "Default"), or (iii) conflicts ("Conflict") with or results in any breach of any provision of the Certificate or Articles of Incorporation or Bylaws of Acquiring Corporation or Newco, which Violation, Default or Conflict could reasonably be expected to have a Material Adverse Effect on Acquiring Corporation or Newco, collectively.

      Section 3.4 Consents and Approvals. Except as set forth on Schedule 3.4 and except for filing a Notification and Report Form pursuant to the applicable requirements of the HSR Act, no prior consent, approval or authorization of, or declaration, filing or registration with any person, entity or authority, domestic or foreign, is required of or by Acquiring Corporation or Newco in connection with the execution, delivery and performance by Acquiring Corporation and Newco of this Agreement and the transactions contemplated hereby.

      Section 3.5 Investment Intent.

            (a) Acquiring Corporation is acquiring the shares of Common Stock of Target Corporation (for purposes of this Section, "Target Shares") as contemplated by this Agreement for its own account for investment and not with a view toward resale or redistribution in a manner which would require registration under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and Acquiring Corporation does not presently have any reason to anticipate any change in its circumstances or other particular occasion or event which would cause it to sell Target Shares or any part thereof or interest therein. Acquiring Corporation has not offered or sold Target Shares or any part thereof or interest therein, and has no present intention of dividing Target Shares with others or of reselling or otherwise disposing of Target Shares or any part thereof or interest therein either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

            (b) The Acquiring Corporation acknowledges that (i) its investment in Target Corporation involves a high degree of risk and (ii) it understands that the purchase of Target Shares is an illiquid investment.

            (c) Each of Acquiring Corporation and Newco acknowledges that Target Corporation has made available to each of Acquiring Corporation and Newco the opportunity to evaluate the merits and risks associated with ownership of Target Shares, including information related to the financial position and results of operations of Target Corporation. Specifically, each of Acquiring Corporation and Newco acknowledges receipt of Target Corporation's Financial Statements and each of Acquiring Corporation and Newco has had access to officers of Target Corporation to make such further inquiry as each of Acquiring Corporation and Newco has deemed appropriate. Each of Acquiring Corporation and Newco further acknowledges that there can be no assurance that the future results of Target Corporation's operations or the operations of any Subsidiary of Target Corporation will be as contained in any of the historical information provided to each of Acquiring Corporation and Newco. Each of Acquiring Corporation and Newco represents that it has made other investments of a similar nature or, by reason of each of Acquiring Corporation's and Newco's business and financial experience and of the business and financial experience of those persons it has retained to advise it with respect to its purchase and ownership of Target Shares, it is a sophisticated, well-informed investor and has acquired the capacity to protect its own interest in investments of this nature. In reaching the conclusion that it desires to acquire Target Shares, each of Acquiring Corporation and Newco has carefully evaluated its financial resources and investment position, and the risks associated with this investment and acknowledges that it is able to bear the economic risks of this investment.

      Section 3.6 Financing. Acquiring Corporation and Newco have, or will have at Closing, sufficient capital resources to enable Acquiring Corporation and Newco to pay the Merger Consideration (as adjusted in Section 1.8) and the Indebtedness, in each case in accordance with Section 1.7, and to effect the other transactions contemplated by this Agreement on the Closing Date.

      Section 3.7 Disclosure. To the Knowledge of Acquiring Corporation and Newco, the representations and warranties set forth in Article III of this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the representations and warranties set forth in Article III, in light of the circumstances under which such representations and warranties were made, not misleading.

      Section 3.8 Disclaimer of Additional and Implied Warranties. Each of Acquiring Corporation and Newco is making no representations or warranties, express or implied, of any nature whatsoever except as specifically set forth in
Article III of this Agreement.

                                   ARTICLE IV
                         COVENANTS OF TARGET CORPORATION

      Section 4.1 Meeting of Target Corporation Shareholders. Target Corporation shall duly call a meeting of its shareholders in compliance with the ABCA and the applicable provisions of Target Corporation's Articles of Incorporation and Bylaws, such shareholders' meeting to be held not later than thirty (30) days after the date hereof for the purpose of voting upon this Agreement, the transactions contemplated hereunder and such other matters relating to this Agreement, if any, as shall be necessary or advisable in the reasonable opinion of Target Corporation, and Target Corporation shall, through its board of directors, recommend to its shareholders approval (and not withdraw such recommendation) of such matters, subject to the provisions of Section 5.4.

      Section 4.2 Further Affirmative Covenants of Target Corporation. For so long as this Agreement is in effect, Target Corporation, from the date of this Agreement to the Closing, except as specifically contemplated by this Agreement or as otherwise agreed to in writing by Acquiring Corporation and Newco, shall:

            (a) comply with all material contractual obligations applicable to it;

            (b) comply in all material respects with all laws, statutes and regulations applicable to it and the conduct of its business, including the timely payment of all taxes (except for those being contested in good faith);

            (c) maintain all of its assets in good repair, order and condition, reasonable wear and tear excepted, and maintain its insurance coverages in effect before the date hereof or obtain comparable insurance coverages from reputable insurers which, in respect to amounts, types and risks insured, are consistent with its coverages in effect before the date hereof;

            (d) promptly notify Acquiring Corporation and Newco in writing upon obtaining Knowledge of any default, event of default or condition which with the passage of time or giving of notice would constitute an additional default or event of default under any of Target Corporation's contractual obligations, which default, event of default or condition could have a Material Adverse Effect on the financial condition of Target Corporation or any Subsidiary, taken individually or as a whole;

            (e) promptly notify Acquiring Corporation and Newco in writing upon obtaining Knowledge of any material pending or threatened litigation against Target Corporation or any of its Subsidiaries;

            (f) maintain and preserve intact its corporate existence, business organization, assets, licenses, permits, authorizations and business opportunities;

            (g) use commercially reasonable efforts to maintain and retain its employees and customer relationships, provided that Target Corporation and its Subsidiaries shall not be required to incur any costs or expenses to satisfy its obligations under this Section 4.2(g) outside of the ordinary course of business consistent with past practice;

            (h) maintain good accounting practices;

            (i) promptly notify Acquiring Corporation and Newco in writing upon Target Corporation's obtaining Knowledge (i) of any condition or event which constitutes a material breach of any of the representation, warranties, covenants or agreements set forth in this Agreement, specifying the nature and period of existence of any such condition or event and what action Target Corporation has taken, is taking or proposes to take with respect thereto or (ii) of any condition or event which could have a Material Adverse Effect;

            (j) in good faith and in a timely manner (i) cooperate with Acquiring Corporation and Newco in satisfying the conditions in this Agreement, (ii) assist Acquiring Corporation and Newco in obtaining as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory, corporate or otherwise, as are reasonably necessary for Acquiring Corporation, Newco and Target Corporation (or any of them) to carry out and consummate the transactions contemplated by this Agreement, (iii) furnish information concerning Target Corporation not previously provided to

      Acquiring Corporation and Newco necessary or desirable for inclusion in any required filings or applications, and (iv) perform all of its obligations hereunder including, but not limited to, giving any required notices to third parties and Governmental Authorities, using its commercially reasonable efforts to obtain from any third party or any Governmental Authority any consents, authorizations or approvals that are reasonably necessary in connection with consummation of the Merger; and

            (k) hold a shareholder's meeting in accordance with Section 4.1 for the purpose of approving the Merger and related items in compliance with the ABCA and the applicable provisions of Target Corporation's Articles of Incorporation and Bylaws.

      Section 4.3 Negative Covenants of Target Corporation. For so long as this Agreement is in effect, Target Corporation shall not, and shall cause each of its Subsidiaries to not, from the date of this Agreement to the Closing, except as specifically contemplated by this Agreement, as disclosed in the Schedules to this Agreement or as otherwise agreed to in writing by Acquiring Corporation and
Newco:

            (a) make any amendments to its Articles of Incorporation or Bylaws or any other charter document;

            (b) make any capital expenditures not in the ordinary course of business, except for any capital expenditure not in excess of $25,000 or in the aggregate of $75,000;

            (c) enter into any contract or transaction outside the ordinary course of business or with any Affiliate of Target Corporation except for
      (i) the Transaction Documents to which Target Corporation is a party, (ii) other contracts entered into pursuant to this Agreement, (iii) agreements entered into in connection with, or amendments to, the Target Corporation's Stock Appreciation Incentive Plan, and (iv) transaction bonus agreements or a transaction bonus plan related to the Merger, provided that any payments required under any document described in clauses (iii) and (iv) shall be obligations of the Target Corporation to be paid by Target Corporation in accordance with the terms of such document, and such payments will be included in the calculation of Net Working Capital for purposes of the working capital adjustment to the Merger Consideration under Section 1.8;

            (d) contract to create any mortgage, pledge, lien, security interest or encumbrance, restriction, or charge of any kind on its assets (other than liens existing as of the date hereof, or liens created in the ordinary course of business);

            (e) incur any indebtedness for borrowed money not in the ordinary course of business;

            (f) issue any equity security; or

            (g) settle or compromise any claim for dissenters' rights in respect of the Merger prior to the Effective Time without the prior written consent of Acquiring Corporation.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

      Section 5.1 Certain Taxes.

            (a) All transfer, documentary, sales, use, stamp, registration and other such Taxes (other than income taxes) and fees (including any penalties and interest), if any, incurred in connection with this Agreement shall be paid by Acquiring Corporation. The shareholders of Target Corporation will, at their own expense, prepare and file all necessary Tax Returns and other documentation with respect to and pay when due, all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Acquiring Corporation will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

            (b) Without the prior written consent of Acquiring Corporation, neither Target Corporation nor any of its Subsidiaries shall make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to Target Corporation or any of its Subsidiaries, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Target or any of its Subsidiaries, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of Target Corporation or any of its Subsidiaries for any period ending after the Closing Date or decreasing any Tax attribute of Target or any of its Subsidiaries existing on the Closing Date.

            (c) In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"), the amount of any Taxes based on or measured by income or receipts of Target Corporation and its Subsidiaries for the pre-Closing tax period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which Target Corporation or any of its Subsidiaries holds a beneficial interest shall be deemed to terminate at such time) and the amount of other Taxes of Target Corporation and its Subsidiaries for a Straddle Period which relate to the pre-Closing tax period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

            (d) Acquiring Corporation shall prepare or caused to be prepared and file or caused to be filed all Tax Returns for Target Corporation and its Subsidiaries which are filed after the Closing Date. At least thirty (30) days before the due date for any Tax Return described in the preceding sentence that includes any pre-Closing Tax period, Acquiring Corporation shall submit a copy of the Tax Return to the Shareholder Representative for its review. Without the prior written consent of the Shareholder Representative, which consent may not be unreasonably withheld, the Acquiring Corporation may not file or amend any Tax Return that may increase either the Tax Liabilities of the shareholders of Target Corporation or such shareholders' obligations under this Agreement. Acquiring Corporation, Target Corporation and its Subsidiaries, and the shareholders of Target Corporation shall reasonably cooperate, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this paragraph and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Target Corporation and its Subsidiaries and the shareholders of Target Corporation agree (A) to retain all books and records with respect to Tax matters pertinent to Target Corporation and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Acquiring Corporation or the shareholders of Target Corporation, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, Target Corporation and its Subsidiaries or the shareholders of Target Corporation, as the case may be, shall allow the other Party to take possession of such books and records.

            (e) Acquiring Corporation and the shareholders of Target Corporation further agree, upon request, to use reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

      Section 5.2 Access To, and Information Concerning, Properties and Records.

            (a) During the pendency of the transactions contemplated hereby, Target Corporation shall, to the extent not prohibited by law or contract existing prior to the date hereof, give to Acquiring Corporation and Newco, their legal counsel, accountants and other representatives full access, upon reasonable request and at reasonable times, throughout the period prior to the Closing, to all of Target Corporation's and each Subsidiary's properties, books, contracts, commitments and records, permit Acquiring Corporation, Newco and such representatives to make such inspections (including, without limitation, with regard to currently owned properties and certain properties leased by Target Corporation or any Subsidiary of Target Corporation

      (collectively, the "Real Property"), physical inspection of the surface and subsurface thereof as they may reasonably require and furnish to Acquiring Corporation, Newco and such representatives during such period all such information concerning Target Corporation, its Subsidiaries and their respective affairs as Acquiring Corporation and Newco may reasonably request.

            (b) All information disclosed by Target Corporation to Acquiring Corporation and Newco and their respective directors, officers, advisors, representatives or agents (collectively, "Representatives"), including without limitation, information reasonably requested concerning the facilities, assets, records, legal compliance, financial condition, and results of operations of Target Corporation (referred to herein as "Evaluation Material"), shall be held strictly confidential by Acquiring Corporation and Newco and their Representatives, shall be used solely for purposes of evaluating the transactions contemplated hereby, and shall not be disclosed to any third party, except where such disclosure may be required by applicable law, regulation or court order. The term "Evaluation Material" shall also include all reports, analyses, notes or other information, regardless of the form in which communicated or maintained, that are based on, contain or reflect any Evaluation Material; provided, however, that Evaluation Material shall not include the following:

            (i) information that is or becomes generally available to the public other than as a result of a disclosure by Acquiring Corporation, Newco, or their Representatives;

            (ii) information that was in the possession of Acquiring Corporation, Newco or their Representatives prior to disclosure by Target Corporation, its representatives or its agents; or

            (iii) information that is or becomes available to Acquiring Corporation, Newco or their Representatives on a non-confidential basis from a source other than Target Corporation, its representatives or its agents.

            (c) Without the express written consent of Target Corporation, Acquiring Corporation and Newco each agrees to maintain in strict confidence and not disclose to any other person or entity any Evaluation Material other than disclosures required to obtain the approvals for the transactions contemplated hereby, disclosures to those Representatives who have a need to know, or any other disclosure required by applicable law, regulation or court order, provided that each of Acquiring Corporation and Newco agrees to provide Target Corporation with prompt prior written notice of any disclosure required by applicable law, regulation or court order so that an appropriate protective order may be sought by Target Corporation. Each of Acquiring Corporation and Newco shall be responsible for any breach of this Section 5.2(c) by any of Acquiring Corporation's or Newco's Representatives. In the event this Agreement is terminated pursuant to the provisions of Article VII, upon the written request of Target Corporation, each of Acquiring Corporation and Newco agrees to return to Target Corporation all copies of the Evaluation Material, together with all extracts or other reproductions thereof in the possession of Acquiring Corporation, Newco or their Representatives.

            (d) Notwithstanding anything set forth herein to the contrary (including the confidentiality provisions set forth in Sections 5.2(b) and 5.2(c)) or in any other agreement to which a party hereto is bound, the parties hereto (and any employee, representative or other agent of any of the parties) are hereby expressly authorized to disclose the "tax treatment" and "tax structure" (as those terms are defined in Treas.
      Reg. Sections 1.6011-4(c)(8) and (9) respectively) of the Merger and all materials of any kind (including opinions or other tax analyses) that are provided to the parties relating to such "tax treatment" or "tax structure" of the Merger; provided, however, that (a) such disclosure shall not be made until the earlier of (i) the date of the public announcement of discussions relating to the transaction, (ii) the date of the public announcement of the transaction, or (iii) the date of the execution of an agreement to enter into the transaction, (b) "tax treatment" and "tax structure" shall not include the identity of any existing or future party (or any Affiliate thereof) to this Agreement, and
      (c) this provision shall not permit disclosure to the extent that nondisclosure is required to comply with any applicable federal or state securities laws.

      Section 5.3 Good Faith Efforts to Consummate Transactions. Subject to the terms and conditions of this Agreement, all parties hereto agree to use reasonable good faith efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under this Agreement and applicable laws and regulations, to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated by this Agreement, including, without limitation, securing all third-party or regulatory approvals necessary to consummate the transactions provided herein, to satisfy the other conditions to Closing contained herein, and to finalize the ancillary documents related to the acquisition by Target Corporation of HPA's 50% ownership of the outstanding equity of Walsh Heartland L.L.C., each as soon as reasonably practicable. Each party agrees to make copies of its respective regulatory filings and related correspondence to regulatory agencies relating to the transactions contemplated hereunder available to the other parties.

      Section 5.4 No Solicitation.

            (a) From the date of this Agreement until the Effective Time or the termination of this Agreement pursuant to its terms, Target Corporation agrees that it will not and will not permit any of its Subsidiaries, or any of its or their officers, directors, employees, representatives, agents, or Affiliates, including, without limitation, any investment banker, attorney or accountant retained by Target Corporation or any of its Subsidiaries (collectively, "Target's Representatives") to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information), any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to an Acquisition Proposal (as defined below), or (ii) enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal, or
      (iii) agree to, approve, recommend, or endorse any Acquisition Proposal, or authorize or permit any of its or their Subsidiaries or Target's Representatives to take any such action and Target Corporation shall promptly notify Acquiring Corporation in writing of any such proposals received by Target Corporation or any of its Subsidiaries or Target's

      Representatives, relating to any of such matters; provided, however, that nothing contained in this Agreement shall prohibit the Board of Directors of Target Corporation from (A) furnishing information to, or engaging in discussions or negotiations with, any Person in response to an unsolicited bona fide written Acquisition Proposal, or (B) recommending such an unsolicited bona fide written Acquisition Proposal to the shareholders of Target Corporation, if and only to the extent that (i) the Board of Directors of Target Corporation concludes in good faith (after consultation with its financial advisors) that such Acquisition Proposal would constitute a Superior Proposal (as hereinafter defined), and (ii) the Board of Directors of Target Corporation determines in good faith (after consultation with outside legal counsel) that the failure to take such action would result in a breach by the Board of Directors of Target Corporation of its fiduciary duties to Target Corporation's shareholders under applicable law, and (iii) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, Target Corporation provides prompt written notice to Acquiring Corporation to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person (which notice shall identify the nature and material terms of the proposal), and (iv) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the Board of Directors of Target Corporation receives from such Person an executed confidentiality agreement with provisions no less favorable to Target Corporation than the confidentiality agreement previously entered into between Target Corporation and Acquiring Corporation in connection with its consideration of the Merger. Target Corporation agrees that it will, effective as of the date of this Agreement, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties regarding any Acquisition Proposal. Target Corporation agrees to keep Acquiring Corporation fully and timely informed of the status of any discussions, negotiations, furnishing of non-public information, or other activities relating to an Acquisition Proposal.

            (b) For purposes of this Agreement, "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving Target Corporation or its Subsidiaries (other than (i) any acquisition proposal submitted by a Person who also submitted an acquisition proposal pursuant to the terms of that certain letter of J.P. Morgan Securities Inc. dated August 6, 2003 soliciting acquisition proposals, except to the extent that Target Corporation is required by applicable law to consider an acquisition proposal from any such Person, and (ii) any prior acquisition proposal submitted by any Person prior to the date hereof pursuant to the terms of that certain letter of J.P. Morgan Securities Inc. dated August 6, 2003 soliciting acquisition proposals): (i) any merger, reorganization, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution, or other similar transaction involving, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition of, all or any significant portion of the assets or 10% or more of the equity securities of, Target Corporation or any of its Subsidiaries, in a single transaction or series of related transactions which could reasonably be expected to interfere with the completion of the Merger; (ii) any tender offer or exchange offer for 20 percent or more of the outstanding shares of capital stock of Target Corporation or the filing of a registration statement under the Securities Act in connection therewith; or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

            (c) For purposes of this Agreement, "Superior Proposal" means a bona fide Acquisition Proposal made by a third Person that the Board of Directors of Target Corporation determines in its good faith judgment (after consultation with its financial advisors) to be more favorable to Target Corporation's shareholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Target Corporation (after consultation with its financial advisors) is reasonably capable of being obtained by such third Person.

            (d) Nothing contained in this Section 5.4 shall prohibit Target Corporation from making any disclosure to Target Corporation's shareholders which, in the good faith judgment of the Board of Directors of Target Corporation based on the advice of outside counsel, is required under applicable law; provided that Target Corporation does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal unless Target Corporation and its Board of Directors have complied with all the provisions of this Section 5.4.

            (e) In the event that this Agreement is terminated pursuant to
      Section 7.1(f), then Target Corporation shall pay to Acquiring Corporation a termination fee of $2,000,000 in cash, payable within ten (10) days following the termination of this Agreement.

            (f) Nothing in this Agreement shall prohibit Target Corporation and Target Corporation's Representatives from initiating or maintaining negotiations with respect to, or agreeing to, approving or entering into, an agreement related to the sale of the equity or assets of RxDirect; provided, however, that Target Corporation shall not enter into any definitive agreement related to any such sale without first obtaining the approval of Acquiring Corporation, which approval shall not be unreasonably withheld.

      Section 5.5 HSR Notifications. Acquiring Corporation, Newco and Target Corporation hereby agree to file the Notification and Report Form pursuant to the applicable provisions of the HSR Act, in a timely manner. Acquiring Corporation shall pay any filing fee associated with such filing; provided, however, that Target Corporation shall reimburse Acquiring Corporation for fifty percent (50%) of any such fee in the event this Agreement is terminated pursuant to Section 7.1(b) hereof.

      Section 5.6 Employee Matters. Acquiring Corporation shall honor the obligations of Target Corporation under the provisions of Target Corporation's Benefit Plans and those agreements with employees listed on Schedule 2.12. For a period of one (1) year after the Effective Time, Acquiring Corporation further agrees to maintain and provide to the employees of Target Corporation who remain employees of the Surviving Corporation after the Effective Time employee benefits substantially similar to those provided to Acquiring Corporation's similarly situated employees.

      Section 5.7 Indemnification of Officers and Directors.

            (a) The Articles of Incorporation and Bylaws of the Surviving Corporation shall contain at the Effective Time the provisions with respect to indemnification and exculpation of present and former officers, directors and employees of Target Corporation (the "Indemnified Personnel") set forth in the Articles of Incorporation and Bylaws of the Surviving Corporation attached as Exhibit B and Exhibit C, respectively, which provisions shall not be amended, repealed or otherwise modified for a period of four (4) years after the Effective Time in any manner that would adversely affect the rights thereunder of persons who at any time prior to the Effective Time were identified as prospective indemnitees under the Articles of Incorporation or Bylaws of Target Corporation in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by applicable law (it being understood and agreed that the Surviving Corporation's indemnification obligations shall continue indefinitely with respect to any indemnity claim for which notice is given within such four (4) year period). In addition to the indemnification and exculpation obligations set forth in the Articles of Incorporation and Bylaws, in the event any claim, action, suit, proceeding or investigation is brought against any Indemnified Personnel (whether arising before or after the Effective
      Time), (i) the Indemnified Personnel may retain counsel satisfactory to such Indemnified Personnel and Surviving Corporation, and Surviving Corporation shall pay all reasonable fees and expenses of such counsel promptly as statements therefor are received and otherwise advance to such Indemnified Personnel upon request reimbursement of reasonable documented expenses incurred, in either case, to fullest extent and in the manner permitted by applicable law, and (ii) Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such claim, action, suit, proceeding or investigation, including, but not limited to, making available its personnel, and provide such testimony and access to its books and records as shall be reasonably necessary to such defense. Acquiring Corporation shall cause the Surviving Corporation to fulfill such indemnification and exculpation obligations.

            (b) Notwithstanding any contrary provision of this Agreement, on or before the Closing Date, Acquiring Corporation shall purchase insurance coverage extending for a period of two (2) years the directors' and officers' liability insurance coverage of Target Corporation (covering past or future claims with respect to periods prior to and including the Closing Date); provided that (i) such insurance coverage shall be effective as of the Closing Date, and Acquiring Corporation shall have no obligation hereunder in the event that the Merger is not consummated, and
      (ii) the annual premium payable for such insurance shall not exceed the last annual premium paid by Target Corporation for such coverage (but in such case the Surviving Company shall purchase as much coverage as possible within such price limits).

            (c) This Section 5.7 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Personnel referred to herein, their heirs and personal representatives and shall be binding on Acquiring Corporation and the Surviving Corporation and their respective successors and assigns.

      Section 5.8 Voting Agreement. Concurrent with the execution of this Agreement or as soon as reasonably practicable thereafter, Rebecca Janiece Crouch Nelson and Hibernia, or J.P. Morgan, as successor trustee, shall execute and deliver to Acquiring Corporation a voting agreement, substantially in the form of Exhibit J to this Agreement ("Voting Agreement"), whereby Rebecca Janiece Crouch Nelson agrees to vote all shares of voting capital stock of Target Corporation registered in her name or beneficially owned by her as of the date hereof and any and all other securities of Target Corporation legally or beneficially acquired by her after the date hereof (hereinafter collectively referred to as the "Nelson Shares") and Hibernia, as trustee of the Walsh Lumpkin Stock Trust No. 2, or J.P. Morgan, as successor trustee, agrees to vote all shares of voting capital stock of Target Corporation registered in the name of such trust or beneficially owned by such trust as of the date hereof and any and all other securities of Target Corporation legally or beneficially acquired by such trust after the date hereof, each in favor of approval and adoption of this Agreement and the Merger; provided, however, the Voting Agreement shall terminate in accordance with its terms if this Agreement is terminated in accordance with Section 7.1(f).

      Section 5.9 Licenses. Prior to Closing and within ninety (90) days thereafter, Acquiring Corporation shall, or shall cause Surviving Corporation and/or its subsidiaries to, take all necessary action (including, the preparation, execution and delivery of any required applications or notices) to obtain all Licenses (as defined herein) required as a result of the Merger. Prior to Closing, the Target Corporation and its Subsidiaries, and after Closing, the Shareholder Representative, shall reasonably cooperate with Acquiring Corporation or Surviving Corporation, as the case may be, in the preparation of any required applications or notices in connection with any License, and take such other actions as may be reasonably requested by Acquiring Corporation in connection with any License.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

      Section 6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or, if permitted by applicable law, waiver of the following conditions prior to the Closing:

            (a) the receipt of regulatory approvals required by applicable law for the consummation of the transactions contemplated by this Agreement and the expiration or termination of any applicable waiting period with respect thereto; provided that this Section 6.1(a) shall not apply to any License (it being understood and agreed that the condition related to Licenses is set forth in Section 6.2(g));

            (b) the consummation of the Merger will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction;

            (c) the approval of the Merger by Target Corporation's shareholders entitled to vote thereon in accordance with the ABCA;

            (d) the acquisition by Target Corporation of HPA's 50% ownership of the outstanding equity of Walsh Heartland L.L.C. such that Walsh Heartland L.L.C. is a wholly-owned subsidiary of Target Corporation shall have been consummated substantially in accordance with the terms of Exhibit A attached hereto; and

            (e) each required party shall have executed and delivered the Escrow Agreement.

      Section 6.2 Conditions to the Obligations of Acquiring Corporation and Newco to Effect the Merger. The obligations of Acquiring Corporation and Newco to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Closing:

            (a) all representations and warranties of Target Corporation contained herein, as modified by any related disclosures or exceptions identified on the Schedules hereto, shall be true and correct as of the date hereof (subject to Target Corporation's right to cure, prior to the Closing Date, any inaccuracy or breach of any representation or warranty set forth herein) and at and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except when any failure of a representation or warranty to be true and correct would not result in a Material Adverse Effect;

            (b) Target Corporation shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it prior to the Closing Date, except when any failure to so perform or comply would not result in a Material Adverse Effect;

            (c) Acquiring Corporation and Newco shall have received an opinion, dated as of the Closing Date, from Locke Liddell & Sapp LLP, counsel for Target Corporation, in substantially the form attached hereto as Exhibit G;

            (d) Acquiring Corporation or Surviving Corporation and each of Rebecca Janiece Crouch Nelson, Ron Nelson and Sandra Janiece Crouch shall have entered into a Noncompetition Agreement in substantially the form attached hereto as Exhibit F;

            (e) the holders of not more than ten percent (10%) of the outstanding shares of Common Stock shall have given notice of their intent to exercise dissenters' rights under the ABCA, and a certificate to the foregoing effect dated the Closing Date and signed by the chief executive officer of Target Corporation shall have been delivered to Acquiring Corporation;

            (f) all consents, authorizations and approvals of third parties and Governmental Authorities set forth on Schedule 6.2(f) shall have been obtained; and

            (g) Acquiring Corporation shall have received from the Target Corporation and its Subsidiaries a power of attorney permitting Acquiring Corporation to operate under the Target Corporation's and its
      Subsidiaries': (i) Drug Enforcement Administration controlled substances registration and (ii) various state level controlled substance registrations and wholesale distributor licenses (the items in (i) and (ii) shall be referred to collectively as the "Licenses"), such power of attorney to expire upon the earlier of (x) ninety (90) days after the Closing Date and (y) the date on which Acquiring Corporation obtains all Licenses required as a result of the Merger.

      Section 6.3 Conditions to the Obligations of Target Corporation to Effect the Merger. The obligations of Target Corporation to effect the Merger are subject to the satisfaction or waiver of the following conditions on or prior to the Closing:

            (a) all representations and warranties of each of Acquiring Corporation and Newco contained herein, as modified by any related disclosures or exceptions identified on the Schedules hereto, shall be true and correct as of the date hereof (subject to the right of Acquiring Corporation and Newco to cure, prior to the Closing Date, any inaccuracy or breach of any representation or warranty set forth herein) and at and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except when any failure of a representation or warranty to be true and correct would not result in a Material Adverse Effect; and

            (b) each of Acquiring Corporation and Newco shall have performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed or complied with by it prior to the Closing Date, except when any failure to so perform or comply would not result in a Material Adverse Effect.

                                   ARTICLE VII
                         TERMINATION; AMENDMENT; WAIVER

      Section 7.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

            (a) by mutual written consent executed by the parties and duly authorized by the Boards of Directors of Acquiring Corporation, Newco and Target Corporation;

            (b) by Acquiring Corporation if there is an inaccuracy or breach of any representation, warranty or covenant of Target Corporation set forth in this Agreement which breach has not been cured within fifteen (15) days following receipt by Target Corporation of notice of such breach and which breach results in a Material Adverse Effect; provided, however, that Acquiring Corporation's right to terminate this Agreement in accordance with this Section 7.1(b) is subject to the waiver provisions set forth in the first paragraph of Article II;

            (c) by Target Corporation if there is an inaccuracy or breach of any representation, warranty or covenant of Acquiring Corporation or Newco set forth in this Agreement which breach has not been cured within fifteen
      (15) days following receipt by Acquiring Corporation or Newco, as applicable, of written notice of such breach and which breach results in a Material Adverse Effect;

            (d) (i) by Acquiring Corporation or Newco upon written notice to Target Corporation if any of the conditions in Section 6.1 and Section 6.2 have not been satisfied within sixty (60) days of the date hereof, or such later date agreed to in writing by Target Corporation, Acquiring Corporation and Newco, (other than through the failure of Acquiring Corporation or Newco to comply with its obligations under this Agreement) and neither Acquiring Corporation nor Newco has waived such condition in writing on or before the expiration of such sixty (60) day period (or such later date agreed to in writing by Target Corporation, Acquiring Corporation and Newco); or (ii) by Target Corporation upon written notice to Acquiring Corporation and Newco if any of the conditions in Section 6.1 and Section 6.3 has not been satisfied within sixty (60) days of the date hereof, or such later date agreed to in writing by Target Corporation, Acquiring Corporation and Newco, (other than through the failure of Target Corporation to comply with its obligations under this Agreement) and Target Corporation has not waived such condition in writing on or before the expiration of such sixty (60) day period (or such later date agreed to in writing by Acquiring Corporation, Newco and Target Corporation); provided, however, that, subject to Acquiring Corporation's right of termination set forth in Section 7.1(g), in the case of either clause (i) or (ii) above, such sixty (60) day period (or such later date agreed to in writing by Acquiring Corporation, Newco and Target Corporation) shall automatically be extended for a period of sixty (60) days, if the delay in the Effective Time relates to the Notification and Report Form filed pursuant to the HSR Act;

            (e) by Acquiring Corporation, Newco and Target Corporation if any court of competent jurisdiction in the United States of America or other (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have been final and nonappealable;

            (f) by Target Corporation, prior to the consummation of the transactions contemplated hereby, for the purpose of entering into an agreement with a Person that has made a Superior Proposal; or

            (g) by Acquiring Corporation on January 31, 2004 or thereafter, (i) if Acquiring Corporation has in good faith used commercially reasonable efforts to obtain at least a thirty (30) day extension of its lenders' approval necessary for consummation of the Merger (which approval is currently in effect and is not a condition to the consummation of the Merger) and (ii) such an extension has not been granted.

      Section 7.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1 hereof, this Agreement shall thereafter become null and void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of this Section 7.2, Section 5.2, Section 5.4, Section 8.1 and Article X; provided, however, that nothing contained in this Section 7.2 shall relieve any party from liability for any breach or violation of this Agreement, subject to Article VIII hereof.

      Section 7.3 Amendment. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of Target Corporation at any time before or after adoption of this Agreement by the shareholders of Target Corporation but, after any submission of this Agreement to such shareholders for approval, no amendment shall be made which reduces the Merger Consideration or which materially and adversely affects the rights of Target Corporation's shareholders hereunder without any required approval of such shareholders; provided, however, this Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

      Section 7.4 Extension; Waiver. At any time prior to the Closing Date, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party.

                                  ARTICLE VIII
                                    REMEDIES

      Section 8.1 Exclusive Rights and Remedies Prior to Closing Date. Upon execution of this Agreement and prior to the Closing Date, the exclusive remedy for any material inaccuracy or breach of any representation, warranty or covenant in this Agreement by Target Corporation shall be termination of this Agreement by Acquiring Corporation and Newco in accordance with and subject to
Article VII. This Section 8.1 shall not apply to any breach by Target Corporation of its obligations under Section 5.4 of this Agreement.

      Section 8.2 Indemnification by Shareholders of Target Corporation. Except as otherwise expressly provided in this Agreement, and subject to Section 8.1 and the other limitations stated in this Article VIII and Article IX, each of the shareholders of Target Corporation agrees to and shall defend, indemnify and hold harmless Acquiring Corporation and Newco and their respective affiliates, for any losses, damages, liabilities, claims, demands, judgments, settlements, costs or expenses (including reasonable attorneys' fees) ("Losses") relating to, resulting from or arising out of, directly or indirectly or any allegation by any third party of, the following:

            (a) any inaccuracy in any representation or warranty of Target Corporation set forth in this Agreement; or

            (b) any breach or nonfulfillment of any covenant, agreement or other obligation of Target Corporation set forth in this Agreement.

With respect to matters involving any judicial, administrative, arbitration, or investigatory proceeding or other proceeding, claim or controversy (collectively, a "Proceeding") not brought or asserted by third parties, within ten (10) days after notification from Acquiring Corporation or Newco supported by reasonable documentation setting forth the nature of the circumstances entitling Acquiring Corporation or Newco or their respective Affiliates to indemnity hereunder, the Shareholder Representative shall diligently commence resolution of such matters in a manner reasonably acceptable to Acquiring Corporation (or Newco, as applicable) and shall diligently and timely prosecute such resolution to completion. With respect to those claims that may be satisfied by payment of a liquidated sum of money, including, without limitation, claims for reimbursement of expenses incurred in connection with any circumstances entitling Acquiring Corporation or Newco or their respective Affiliates to indemnity hereunder, Acquiring Corporation and the Shareholder Representative shall instruct the Escrow Agent to pay the full amount so claimed to the extent supported by reasonable documentation within fifteen (15) days of such resolution. If the Shareholder Representative disputes the right to indemnity of Acquiring Corporation or Newco or their respective Affiliates in connection with such claim, the parties shall instruct the Escrow Agent to pay any undisputed part of such claim, and Acquiring Corporation (or Newco, as applicable) and the Shareholder Representative shall timely resolve any remaining dispute. If litigation or any other Proceeding is commenced or threatened by any third party for which Acquiring Corporation or Newco or their respective Affiliate is entitled to indemnification under this Section 8.2, the provisions of Section 8.4 shall control.

      Section 8.3 Indemnification by Acquiring Corporation and Newco. Except as otherwise expressly provided in this Article VIII, beginning on the Closing Date, each of Acquiring Corporation and Surviving Corporation, jointly and severally, agrees to and shall defend, indemnify and hold harmless the shareholders of Target Corporation from and against, and shall reimburse the shareholders of Target Corporation, for any Losses relating to, resulting from or arising out of, directly or indirectly, or any allegation by any third party of, the following:

            (a) any inaccuracy in any representation or warranty of Acquiring Corporation or Newco set forth in this Agreement; or

            (b) any breach or nonfulfillment of any covenant, agreement or other obligation of Acquiring Corporation or Newco set forth in this Agreement.

With respect to a Proceeding not brought or asserted by third parties, within ten (10) days after notification from Target Corporation, the shareholders of Target Corporation or the Shareholder Representative on behalf of the shareholders, supported by reasonable documentation setting forth the nature of the circumstances entitling such party to indemnity hereunder, Acquiring Corporation and Newco shall diligently commence resolution of such matters in a manner reasonably acceptable to such party and shall diligently and timely prosecute such resolution to completion. With respect to those claims that may be satisfied by payment of a liquidated sum of money, including, without limitation, claims for reimbursement of expenses incurred in connection with any circumstances entitling such party to indemnity hereunder, Acquiring Corporation and Newco shall pay the full amount so claimed to the extent supported by reasonable documentation within fifteen (15) days of such resolution. If Acquiring Corporation

(or Newco, as applicable) disputes the right to indemnity of such party in connection with such claim, it shall pay any undisputed part of such claim, and Acquiring Corporation (or Newco, as applicable), and such party shall timely resolve any remaining dispute. If litigation or any other Proceeding is commenced or threatened by any third party for which Target Corporation or the shareholders of Target Corporation are entitled to indemnification under this
Section 8.3, the provisions of Section 8.4 shall control.

      Section 8.4 Notice and Defense of Third Party Claims. If any Proceeding shall be brought or asserted by a third party under this Article against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Article from an indemnifying person or any successor thereto (the "Indemnifying Person") pursuant to any Proceeding, the Indemnified Person shall give prompt written notice of such Proceeding to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all reasonable expenses; provided, that any delay or failure so to notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. In no event shall any Indemnified Person be required to make any expenditure or bring any cause of action to enforce the Indemnifying Person's obligations and liability under and pursuant to the indemnifications set forth in this Article. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing Proceedings and to participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of the Indemnified Person unless the Indemnified Person shall in good faith determine that there exist actual or potential conflicts of interest which make representation by the same counsel inappropriate. The Indemnified Person's right to participate in the defense or response to any Proceeding should not be deemed to limit or otherwise modify its obligations under this Article. In the event that the Indemnifying Person, within twenty (20) days after notice of any such Proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such Proceeding for the account of and at the expense of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Notwithstanding anything in this Article to the contrary, the Indemnifying Person shall not, without the Indemnified Person's prior written consent (which consent shall not be unreasonably withheld or delayed), settle or compromise any Proceeding or consent to the entry of any judgment with respect to any Proceeding. For purposes of this Section 8.4, the term "Indemnifying Person" shall refer to the Shareholder Representative with respect to any third-party claim for which Acquiring Corporation and Newco are entitled to indemnification under Section 8.2, subject in all respects to Section 8.9.

      Section 8.5 Limitations of Liability.

            (a) Neither Acquiring Corporation, Newco or their respective Affiliates shall be entitled to indemnification under this Article VIII unless written notice of a claim for indemnity, or written notice of specific facts as to which an indemnifiable Loss is expected to be incurred, shall have been given within eighteen (18) months after the Closing Date, except with respect for claims for indemnity arising in connection with

      (i) the representations and warranties contained in Section 2.10 (Tax Matters), Section 2.14 (Environmental Matters) and Section 2.26 (Chargebacks), or (ii) the Dohmen Dispute (as provided for in Section 8.10), in which case notice of a specific claim for indemnity may be given at any time during the applicable survival period set forth in Section 9.1.

            (b) No reimbursement or other payment in respect of any Losses shall be made by any shareholder of Target Corporation other than pursuant to this Article VIII, and, except with respect to the Dohmen Dispute as expressly set forth in Section 8.10, Acquiring Corporation, Newco and their respective Affiliates collectively shall not recover any Losses pursuant to this Article VIII, and the aggregate liability of the shareholders of Target Corporation for all Losses for which the Acquiring Corporation, Newco and their respective Affiliates are entitled to indemnity hereunder shall not be, in excess of: (i) seventy-five percent (75%) of the Post-Closing Adjusted Merger Consideration less (ii) the amount of all other Losses recovered by Acquiring Corporation, Newco or their respective Affiliates from the shareholders of Target Corporation pursuant to Section 8.10; provided, however, that no shareholder of Target Corporation shall be liable for any Losses in excess of: (i) seventy-five percent (75%) of their pro rata share (as set forth on Schedule 1.7(c)) of the Post-Closing Adjusted Merger Consideration less (ii) any amounts paid by such shareholder to Acquiring Corporation, Newco or their respective Affiliates pursuant to Section 8.10.

            (c) Acquiring Corporation, Newco and their respective Affiliates shall be entitled to indemnification under this Article VIII only to the extent that the amount of any indemnifiable Loss, individually or in the aggregate with all other such Losses covered by this Agreement, exceeds $250,000 (the "Basket"), whereupon Acquiring Corporation, Newco and their respective Affiliates shall be entitled to indemnification under this
      Article VIII for all Losses in excess of $125,000.

            (d) In calculating the amount of any Loss for which Acquiring Corporation, Newco or their respective Affiliates shall be entitled to indemnification under this Article, there shall be taken into consideration (i) the value of any federal or state income tax benefits, and (ii) the amount of any insurance recoveries, excluding any amounts which are in effect self-insured whether through retention amounts or otherwise, Acquiring Corporation, Newco or their respective Affiliates in fact receives as a direct consequence of the circumstances to which the Losses related or from which the Losses resulted or arose.

            (e) Acquiring Corporation, Newco and their respective Affiliates shall use commercially reasonable efforts to mitigate any Losses suffered, incurred or sustained by Acquiring Corporation, Newco or their respective Affiliates arising out of any matter for which Acquiring Corporation, Newco or their respective Affiliates is entitled to indemnification herein, upon Acquiring Corporation, Newco or their respective Affiliates having obtained actual Knowledge of such breach by Target Corporation. In the event that Acquiring Corporation, Newco or their respective Affiliates shall fail to make such commercially reasonable efforts to mitigate such

      Losses, then notwithstanding anything else to the contrary contained herein, Acquiring Corporation, Newco and their respective Affiliates shall not be entitled to indemnity for any Losses that could have been avoided had Acquiring Corporation, Newco or their respective Affiliates made such efforts.

            (f) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER ACQUIRING CORPORATION, NEWCO, SURVIVING CORPORATION OR THEIR RESPECTIVE AFFILIATES, ON ONE HAND, NOR TARGET CORPORATION OR ITS SUBSIDIARIES, ON THE OTHER HAND, SHALL BE ENTITLED TO ANY TREBLE, EXEMPLARY OR PUNITIVE DAMAGES OF ANY TYPE UNDER ANY CIRCUMSTANCES REGARDLESS OF WHETHER SUCH DAMAGES MAY BE AVAILABLE UNDER TEXAS LAW, THE LAW OF ANY OTHER STATE, OR FEDERAL LAW.

      Section 8.6 Exclusive Remedies.

            (a) The remedies of Acquiring Corporation, Newco and their respective Affiliates specifically provided for by this Article shall be the sole and exclusive remedies of Acquiring Corporation, Newco and their respective Affiliates for (i) any breach or inaccuracy of the representations and warranties contained in this Agreement, the Schedules, any Transaction Document or in any certificate, agreement or document furnished or delivered pursuant hereto, (ii) the failure to perform any covenants, agreements or obligations contained in this Agreement, any Transaction Document or in any other agreement or document furnished or delivered pursuant hereto, (iii) any Loss, relating to, resulting from or arising out of any transaction or matter relating in any manner whatsoever to the operation of Target Corporation prior to Closing (including the Dohmen Dispute), this Agreement or to any document furnished or delivered pursuant hereto, or (iv) ANY LIABILITY OR LOSS UNDER ANY ENVIRONMENTAL LAW; provided, however, that the sole and exclusive remedy in respect of the Final Working Capital Adjustment shall be as specified in Section 1.8.

            (b) Each of the parties hereto acknowledge and agree that, due to the nature of the business of Target Corporation and its Subsidiaries, including the unique nature of their customer relationships, Target Corporation and its Subsidiaries would be damaged irreparably if Acquiring Corporation or Newco materially breach their obligations to consummate the Merger as required under Article I of this Agreement, provided that all of the conditions to Closing set forth in Section 6.1 and Section 6.2 shall have been satisfied. Accordingly, in the event of any such breach of Acquiring Corporation's or Newco's obligations to consummate the Merger, provided that all of the conditions to Closing set forth in Section 6.1 and Section 6.2 shall have been satisfied, Acquiring Corporation shall pay to Target Corporation, within five (5) business days of such breach, the sum of $3,000,000 in immediately available funds (the "Nonperformance Fee"). Furthermore, Acquiring Corporation shall indemnify Target Corporation for any additional Losses in excess of the Nonperformance Fee incurred by Target Corporation (or its shareholders) as a result of such breach of Acquiring Corporation's or Newco's obligations to consummate the Merger, without any limitation or restriction. Notwithstanding anything to the contrary in this Agreement, in addition to the remedies provided by this Agreement and applicable law, the parties acknowledge and agree that, in the event Acquiring Corporation does not timely pay the Nonperformance Fee, and in recognition of the fact that Target Corporation and its Subsidiaries would be damaged irreparably if Acquiring Corporation or Newco materially breach their obligations to consummate the Merger as required under Article I of this Agreement, Target Corporation shall be entitled, at its election, to specifically enforce the performance of Acquiring Corporation's and Newco's obligations to consummate the Merger as required under Article I of this Agreement in any action, including a proceeding for injunctive relief, instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter.

      Section 8.7 Tax Effect of Indemnification Payments. All indemnity payments made pursuant to this Agreement shall be treated for all Tax purposes as adjustments to the Post-Closing Adjusted Merger Consideration.

      Section 8.8 Cooperation. Surviving Corporation will use all reasonable efforts to assist the parties hereto in the resolution of any Proceeding subject to this Article VIII, including, but not limited to, making available its personnel, and providing such testimony and access to its books and records as shall be reasonably necessary to effect such resolution.

      Section 8.9 Shareholder Representative. By virtue of their approval of this Agreement, the shareholders of Target Corporation will be deemed to have irrevocably constituted and appointed, effective as of the Closing, the Shareholder Representative as the representative and attorney-in-fact for and on behalf of the shareholders, and to the taking by the Shareholder Representative of any and all actions and the making of any decisions required or permitted to be taken by her under this Agreement or the Escrow Agreement, including, without limitation, the exercise of the power to (i) execute the Escrow Agreement, (ii) agree to, negotiate, enter into settlements and compromises of and comply with orders of courts and awards of arbitrators with respect to any indemnification claim, (iii) resolve any indemnification claim, including claims relating to the Dohmen Dispute and (iv) take all actions necessary in the judgment of the Shareholder Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the Escrow Agreement. Accordingly, the Shareholder Representative has unlimited authority and power to act on behalf of each shareholder of Target Corporation with respect to this Agreement and the Escrow Agreement and the disposition, settlement or other handling of all indemnification claims, rights or obligations arising from and taken pursuant to this Agreement. The shareholders of Target Corporation will be bound by all actions taken by the Shareholder Representative in connection with this Agreement, and Acquiring Corporation and Newco shall be entitled to rely on any action or decision of the Shareholder Representative. The Shareholder Representative will incur no liability with respect to any action taken or suffered by her in reliance upon any notice, direction, instruction, consent, statement or other document believed by her to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except her own willful misconduct or bad faith. In all questions arising under this Agreement or the Escrow Agreement, the Shareholder Representative may rely on the advice of counsel, and the Shareholder

Representative will not be liable to anyone for anything done, omitted or suffered in good faith by the Shareholder Representative based on such advice. Except as expressly provided herein, the Shareholder Representative will not be required to take any action involving any expense, other than as required by this Agreement or the Escrow Agreement.

      Section 8.10 Matters Related to Dohmen Dispute.

            (a) The "Dohmen Dispute" shall mean any Losses relating to, resulting from or arising out of, directly or indirectly, the sale by Target Corporation of its membership interest in Walsh Dohmen Southeast L.L.C. ("WDS") to The F. Dohmen Company ("Dohmen") under the terms of that certain Purchase Agreement for LLC interest dated as of November 8, 2002 among Target Corporation, Dohmen, American Pharmacy Cooperative, Inc. ("APCI") and WDS (and under any related documents executed and delivered in connection therewith, including, without limitation, the Services Agreement (as defined below) and the License Agreements (as defined below)). The parties understand and agree that the term Dohmen Dispute shall not include any Losses to the extent directly relating to, resulting from or arising out of: (i) the Acquiring Corporation's, or any of its Affiliates', acquisition, if any, or attempted acquisition, of WDS from Dohmen (whether by a direct or indirect purchase of Dohmen's membership interest, an asset sale, a merger or consolidation of WDS or Dohmen, or any other similar business combination) (a "WDS Acquisition") or (ii) any action or conduct by Acquiring Corporation or its Affiliates intended to obtain business from customers of WDS or Dohmen or that Acquiring Corporation or its Affiliates should have reasonably known would result in obtaining business from customers of WDS or Dohmen (collectively, the "Excluded Dohmen Losses"). The parties further understand and agree that the Target Corporation and the shareholders of Target Corporation shall have no liability related to the Excluded Dohmen Losses. "Services Agreement" shall mean that certain Restated Operating Services Agreement by and between Target Corporation and WDS effective as of November 8, 2002. "License Agreements" shall mean (i) that certain License Agreement between WDS and Target Corporation for Technology Used to Perform Services effective November 8, 2002, and (ii) that certain License Agreement between Dohmen and Target Corporation for Technology Used to Perform Services effective November 8, 2002.

            (b) In the event that Acquiring Corporation or its Affiliates at any time consummate any WDS Acquisition within three (3) years after the Closing Date: (i) all amounts due to Target Corporation from WDS relating to or arising out of the Dohmen Dispute, as reflected on the Closing Balance Sheet, shall be deemed collected by Target Corporation or Surviving Corporation, as the case may be, for purposes of this Agreement and the transactions contemplated hereby, and the shareholders of Target Corporation shall have no further liability with respect thereto, and (ii) Acquiring Corporation and, if applicable, Surviving Corporation shall in good faith, using commercially reasonable efforts, attempt to secure a full release of all other claims for all Losses relating to, resulting from or arising out of the Dohmen Dispute (the "Residual Dohmen Liability"); provided, however, that if such a release is not obtained, the shareholders of Target Corporation will share any unreleased Residual Dohmen Liability with Acquiring Corporation such that the shareholders of Target Corporation shall defend, indemnify and hold harmless Acquiring Corporation, Newco and their respective Affiliates for seventy-five percent (75%) of any Residual Dohmen Liability, and Acquiring Corporation and the Surviving Corporation shall retain and be responsible for twenty-five percent (25%) of any such Residual Dohmen Liability; provided further, however, that notwithstanding the foregoing, the obligation of the shareholders of Target Corporation pursuant to this Section 8.10(b)(ii) shall be subject to all limitations of liability set forth in
      Section 8.5 of this Agreement. If and when this Section 8.10(b) becomes operative, any and all amounts otherwise previously paid by the shareholders of Target Corporation pursuant to Sections 8.10(c) and (d) shall be recalculated based on the provisions of this Section 8.10(b) and any difference shall be credited against any future obligation of the shareholders of Target Corporation pursuant to this Section 8.10(b).

            (c) If a WDS Acquisition has not been consummated, but Acquiring Corporation establishes a contractual relationship with APCI or any of its members such that at any time within one year after the Closing Date at least fifty percent (50%) of APCI's members, as of the Closing Date, are purchasing at least seventy-five percent (75%) of their pharmaceutical products from Acquiring Corporation or its Affiliates, the shareholders of Target Corporation will share with Acquiring Corporation any Losses related to the Dohmen Dispute such that the shareholders of Target Corporation shall defend, indemnify and hold harmless Acquiring Corporation, Newco and their respective Affiliates for ninety percent (90%) of any such Losses, and Acquiring Corporation and the Surviving Corporation shall retain and be responsible for ten percent (10%) of any such Losses; provided, however, that notwithstanding the foregoing, the obligation of the shareholders of Target Corporation pursuant to this
      Section 8.10(c) shall be subject to all limitations of liability set forth in Section 8.10(e) and Section 8.5 (other than Section 8.5(b)) of this Agreement. If and when this Section 8.10(c) becomes operative, any and all amounts otherwise previously paid by the shareholders of Target Corporation pursuant to Section 8.10(d) shall be recalculated based on the provisions of this Section 8.10(c) and any difference shall be credited against any future obligation of the shareholders of Target Corporation pursuant to this Section 8.10(c).

            (d) If Section 8.10(b) and Section 8.10(c) do not apply, then the shareholders of Target Corporation shall defend, indemnify and hold harmless Acquiring Corporation, Newco and their respective Affiliates for any Losses relating to the Dohmen Dispute, provided, however, that notwithstanding the foregoing, the obligation of the shareholders of Target Corporation pursuant to this Section 8.10(d) shall be subject to all limitations of liability set forth in Section 8.10(e) and Section 8.5 (other than Section 8.5(b)).

            (e) Acquiring Corporation, Newco and their respective Affiliates collectively shall not recover any Losses pursuant to Section 8.10(c) or
      Section 8.10(d), and the aggregate liability of the shareholders of Target Corporation for all Losses for which Acquiring Corporation, Newco and their respective Affiliates are entitled to indemnity under Section 8.10(c) and Section 8.10(d) shall not be, in excess of: (i) eighty-five percent (85%) of the Post-Closing Adjusted Merger Consideration less
      (ii) the amount of all other Losses recovered by Acquiring Corporation, Newco or their respective Affiliates from the shareholders of Target Corporation pursuant to this Article VIII which are subject to the liability cap in Section 8.5(b), including any such losses arising under
      Section 8.10(b); provided, however, that no shareholder of Target Corporation shall be liable for any Losses in excess of: (i) eighty-five percent (85%) of their pro rata share (as set forth on Schedule 1.7(c)) of the Post-Closing Adjusted Merger Consideration less (ii) any amounts paid by such shareholder to Acquiring Corporation, Newco or their respective Affiliates pursuant to this Article VIII which are subject to the liability cap in Section 8.5(b), including any such losses arising under
      Section 8.10(b).

            (f) Prior to Closing, Target Corporation shall have the right to manage the resolution of the Dohmen Dispute, including defense of the current arbitration proceeding referenced in Schedule 2.9, in its reasonable discretion. After Closing, the Shareholder Representative shall have the right to manage the resolution of the Dohmen Dispute, including defense of such current arbitration proceeding, in its reasonable discretion; provided that any additional claims arising out of or related to the Dohmen Dispute shall be subject to provisions of Section 8.4.

                                   ARTICLE IX
              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

      Section 9.1 Survival of Representations and Warranties; Dohmen Dispute. The representations and warranties of the parties hereto contained in this Agreement shall survive the Closing and any investigation by the other party with respect thereto but shall terminate and be of no further force or effect upon the expiration of eighteen (18) months after the Closing Date. Notwithstanding the foregoing, (A) the representations and warranties contained in (i) Section 2.10 (Tax Matters) shall survive for the applicable statute of limitations, period plus sixty (60) days, (ii) Section 2.14 (Environmental Matters) shall survive until the expiration of three (3) years after the Closing Date and (iii) Section 2.26 (Chargebacks) shall survive until the expiration of two (2) years after the Closing Date, and (B) the indemnification obligations of the shareholders of Target Corporation contained in Section 8.10 related to the Dohmen Dispute shall survive the Closing but shall terminate and be of no further force or effect upon the expiration of three (3) years after the Closing Date.

      Section 9.2 Survival of Covenants. The covenants and agreements of the parties hereto, including, but not limited to, the indemnification obligations, contained in this Agreement shall survive the Closing and any investigation by Acquiring Corporation or Newco with respect thereto; provided, however, that such covenants and agreements shall survive only for the period specified, if any, by this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

      Section 10.1 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, provided that all such costs and expenses of Target Corporation shall
(i) be paid by Target Corporation and (ii) be a deduction, without duplication, in the calculation of Net Working Capital under Section 1.8, whether paid by Target Corporation before or after the end of the business day immediately preceding the Closing Date; provided, however, that all costs and expenses up to $100,000 actually paid by Target Corporation related to its acquisition of all right, title and interest in and to HPA's membership interest in Walsh Heartland L.L.C. ("Heartland Acquisition Expenses"), as described in Section 1.1, shall be borne by Acquiring Corporation and such Heartland Acquisition Expenses shall be deemed to be cash for purposes of calculating Estimated Net Working Capital and Net Working Capital; provided, however, that Acquiring Corporation shall not be responsible for any Heartland Acquisition expenses resulting, directly or indirectly, from fees payable to J.P. Morgan.

      Section 10.2 Public Announcements. Except as otherwise required by law, any press release or similar public announcement with respect to this Agreement or the transactions contemplated hereby shall be issued, if at all, at such time and in such manner as Acquiring Corporation, Newco and Target Corporation shall jointly determine. The substance, form and timing of any written or oral communication to Target Corporation's employees, customers and suppliers and others having dealings with Target Corporation regarding the transactions contemplated hereby shall be approved by Target Corporation and Acquiring Corporation, which approval shall not be unreasonably withheld, and Acquiring Corporation and Newco shall have the right to be present for any such communication.

      Section 10.3 Brokers and Finders. Except for J.P. Morgan Securities Inc. ("J.P. Morgan") (whose fees and expenses shall (i) be borne by Target Corporation and (ii) be a deduction, without duplication, in the calculation of Net Working Capital under Section 1.8, whether paid by Target Corporation before or after the end of the business day immediately preceding the Closing Date), all negotiations on behalf of Acquiring Corporation, Newco and Target Corporation relating to this Agreement and the transactions contemplated by this Agreement have been carried on by the parties hereto and their respective agents directly without the intervention of any other Person in such manner as to give rise to any claim against Acquiring Corporation, Newco or Target Corporation for financial advisory fees, brokerage or commission fees, finder's fees or other like payment in connection with the consummation of the transactions contemplated hereby.

      Section 10.4 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof (other than the confidentiality agreement executed by J.P. Morgan on behalf of Target Corporation and Acquiring Corporation on May 8, 2003 (the "Confidentiality Agreement") which shall remain in full force and effect), and
(b) shall not be assigned by operation of law or otherwise, provided that Acquiring Corporation may assign its rights and obligations or those of Newco to any direct or indirect wholly-owned subsidiary of Acquiring Corporation, but no such assignment shall relieve Acquiring Corporation or Newco of its obligations hereunder, and Target Corporation shall be entitled to look to Acquiring Corporation and Newco for the performance of all obligations hereunder in the same manner as if Acquiring Corporation or Newco, as applicable, had not so assigned any of its obligations.

      Section 10.5 Amendment and Modification. Subject to Section 7.3, this Agreement may be amended, modified, terminated, rescinded or supplemented only by written agreement of the parties hereto.

      Section 10.6 Waiver; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the party affected thereby only by a written instrument signed by the party granting such waiver. No waiver, or failure to insist upon strict compliance, by any party of any condition or any breach of any obligation, term, covenant, representation, warranty or agreement contained in this Agreement, in any one or more instances, shall be construed to be a waiver of, or estoppel with respect to, any other condition or any other breach of the same or any other obligation, term, covenant, representation, warranty or agreement. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver.

      Section 10.7 Further Assurances. From time to time as and when requested by Acquiring Corporation, or its successors or assigns, Target Corporation and the officers and directors of Target Corporation shall, and if necessary use commercially reasonable efforts to cause the shareholders of Target Corporation to, execute and deliver such further agreements, documents, deeds, certificates and other instruments and shall take or cause to be taken such other actions, including those as shall be reasonably necessary to vest or perfect in or to confirm of record or otherwise Target Corporation's title to and possession of, all of its property, interests, assets, rights, privileges, immunities, powers, franchises and authority, as shall be reasonably necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Agreement.

      Section 10.8 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

      Section 10.9 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the respective parties as follows:

      if to Acquiring Corporation or Newco:

      D&K Healthcare Resources, Inc.
      8235 Forsyth Boulevard
      St. Louis, Missouri 63105
      Attention: Leonard R. Benjamin
      Telecopy No. (314) 727-1943
      with a copy (which shall not constitute notice) to:

      Armstrong Teasdale LLP
      One Metropolitan Square, Suite 2600
      St. Louis, Missouri 63102
      Attention: David W. Braswell
      Telecopy No. (314) 621-5065

      if to Target Corporation:

      Walsh HealthCare Solutions, Inc.
      1702 Hampton Road
      Texarkana, Texas 75503
      Attention:  Greg Ashby
      Telecopy No. (903) 735-4083

      and

      Ms. Rebecca Janiece Crouch Nelson
      9008 River Ridge
      Texarkana, Texas 75504

      with a copy (which shall not constitute notice) to:

      Locke Liddell & Sapp LLP
      3400 Chase Tower
      600 Travis Street
      Houston, Texas  77002
      Attention:  Marcus A. Watts and Paul W. Bishop
      Telecopy No. (713) 223-3717

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above; provided that notice of any change of address shall be effective only upon receipt thereof.

      Section 10.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof; provided, however, that the Merger and the rights of any holder of Dissenting Shares shall be governed by the ABCA.

      Section 10.11 Service of Process; Jurisdiction and Venue.

            (a) Any process against Acquiring Corporation, Newco or Target Corporation in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement may be served personally or by certified mail at the address set forth in
      Section 10.9 with the same effect as though served on it personally.

            (b) Before the Closing, any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement shall be brought in, and Acquiring Corporation, Newco and Target Corporation hereby irrevocably submit to the exclusive jurisdiction and venue of, the United States District Court for the Northern District of Texas or the Eastern District of Missouri or any court of the State of Texas located in Dallas County or the State of Missouri located in St. Louis County and irrevocably waive any and all objections to jurisdiction and review or venue that each may have under the laws of Texas, Missouri or the United States.

            (c) After the Closing, any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement shall be brought in, and Acquiring Corporation, Newco and Target Corporation hereby irrevocably submit to the exclusive jurisdiction and venue of, the United States District Court for the Northern District of Texas or any court of the State of Texas located in Dallas County and irrevocably waive any and all objections to jurisdiction and review or venue that each may have under the laws of Texas or the United States.

      Section 10.12 Descriptive Headings; Interpretation. The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      Section 10.13 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law shall be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means "including without limitation." The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

      Section 10.14 Parties in Interest; No Third-Party Beneficiary. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      Section 10.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      Section 10.16 Incorporation by Reference. Any and all Schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

      Section 10.17 Certain Definitions. For the purposes of this Agreement, the following terms shall have the meanings specified or referred to below whether or not capitalized when used in this Agreement.

            (a) "ABCA " has the meaning set forth in Section 1.2.

            (b) "Accounting Conflict" has the meaning set forth in Section
      1.8(a).

            (c) "Accounting Practices" has the meaning set forth in Section 1.8(a).

            (d) "Acquiring Corporation " has the meaning set forth in the first paragraph hereof.

            (e) "Acquisition Proposal " has the meaning set forth in Section 5.4(b).

            (f) "Agreement " has the meaning set forth in the first paragraph hereof.

            (g) "Affiliate " means, with respect to any person or other entity, any person or other entity that, directly or indirectly, controls, is controlled by, or is under common control with, such person or other entity in question. For the purposes of this definition and the definition of Subsidiary, "control" (including "controlling," "controlled by" and "under common control with") as used with respect to any person or other entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or other entity, whether through the ownership of voting securities, by contract or otherwise.

            (h) "Affiliated Group" means any affiliated group within the meaning of Section 1504(a) of the Code.

            (i) "Amerisource Litigation" means that certain litigation styled Walsh Healthcare Solutions, Inc. v. Amerisource Corporation, in the United States District Court, Eastern District of Texas, in which the trial court entered judgment for Target Corporation on or about August 9, 2002, awarding damages in the amount of $404,481 plus costs, interest and attorney's fees.

            (j) "Amerisource Receivable" means the $420,000 receivable reflected in Target Corporation's Financial Statements related to the Amerisource Litigation.

            (k) "Amerisource/Cardizem Funds" has the meaning set forth in
      Section 1.8(d).

            (l) "APCI" has the meaning set forth in Section 8.10(a).

            (m) "Articles of Merger" has the meaning set forth in Section 1.3.

            (n) "Balance Sheet Date" has the meaning set forth in Section 2.7.

            (o) "Basket" has the meaning set forth in Section 8.5(c).

            (p) "Benefit Plans" has the meaning set forth in Section 2.11.

            (q) "Cardizem Receivable" means the $300,000 receivable reflected in the Target Corporation's Financial Statements related to the Cardizem Settlement.

            (r) "Cardizem Settlement" means that certain class action settlement regarding various antitrust violations related to the sale of Cardizem CD and generic Cardizem CD in which the Target Corporation was awarded a net settlement of $1,472,000.

            (s) "Closing" has the meaning set forth in Section 1.9.

            (t) "Closing Adjusted Merger Consideration" has the meaning set forth in Section 1.7(a).

            (u) "Closing Balance Sheet" has the meaning set forth in Section 1.8(c).

            (v) "Closing Date" has the meaning set forth in Section 1.9.

            (w) "Code" has the meaning set forth in Section 2.10.

            (x) "Common Stock" has the meaning set forth in Section 1.7(c).

            (y) "Confidentiality Agreement" has the meaning set forth in Section 10.4.

            (z) "Conflict" has the meaning set forth in Section 3.3.

            (aa) "Constituent Corporations" has the meaning set forth in Section 1.4.

            (bb) "Controlled Entity" has the meaning set forth in Section 2.11.

            (cc) "Default" has the meaning set forth in Section 3.3.

            (dd) "Dohmen" has the meaning set forth in Section 8.10(a).

            (ee) "Dohmen Dispute" has the meaning set forth in Section 8.10(a).

            (ff) "Dohmen Portion" has the meaning set forth in Section 1.8(d).

            (gg) "Dissenting Shares" has the meaning set forth in Section 1.11.

            (hh) "Effective Time" has the meaning set forth in Section 1.3.

            (ii) "Enforceable" shall mean that a contract or agreement is legal, valid, binding and in full force and effect so that such contract or agreement, taken as a whole, contains adequate provisions for its enforcement and for the practical realization of the rights and benefits afforded thereby, except for the economic consequences of any delay relating thereto, subject to (i) the qualification that certain provisions of such contract or agreement regarding restrictions on competition, choice of law, severability, notice or waiver, and available remedies, are or may be unenforceable under applicable law, (ii) the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and (iii) general principles of equity.

            (jj) "Environmental Laws" shall mean the laws listed on attached Exhibit K, and any state analogue of the same, all as in effect on the date of this Agreement.

            (kk) "ERISA" has the meaning set forth in Section 2.11.

            (ll) "Escrow Agent" has the meaning set forth in Section 1.7(e).

            (mm) "Escrow Agreement" has the meaning set forth in Section 1.7(e).

            (nn) "Escrow Funds" has the meaning set forth in Section 1.7(e).

            (oo) "Estimated Net Working Capital" has the meaning set forth in
      Section 1.8(b).

            (pp) "Evaluation Material" has the meaning set forth in Section 5.2(b).

            (qq) "Excluded Dohmen Losses" has the meaning set forth in Section 8.10(a).

            (rr) "Final Working Capital Adjustment" has the meaning set forth in
      Section 1.8(c).

            (ss) "GAAP" means generally accepted United States accounting principles.

            (tt) "Governmental Authority" means any federal, state, or local government, political subdivision or governmental or regulatory authority, agency, board, bureau, commission, instrumentality or court or quasi-governmental authority.

            (uu) "Hazardous Substances" shall mean substances listed under 40 C.F.R. 302.4 as of the date of this Agreement.

            (vv) "Heartland Acquisition Expenses" has the meaning set forth in
      Section 10.1.

            (ww) "HPA" has the meaning set forth in Section 1.1.

            (xx) "HSR Act" has the meaning set forth in Section 2.4.

            (yy) "Indemnified Person" has the meaning set forth in Section 8.4.
      (zz) "Indemnified Personnel" has the meaning set forth in Section 5.7(a).

            (aaa) "Indemnifying Person" has the meaning set forth in Section
      8.4.

            (bbb) "Indebtedness" has the meaning set forth in Section 1.7(a).

            (ccc) "Intellectual Property" has the meaning set forth in Section 2.13(a).

            (ddd) "Interim Balance Sheet Date" has the meaning set forth in
      Section 2.7.

            (eee) "Interim Financial Statements" has the meaning set forth in
      Section 2.7.

            (fff) "IRS" has the meaning set forth in Section 2.11.

            (ggg) "J.P. Morgan" has the meaning set forth in Section 10.3.

            (hhh) "Knowledge" or "known" means (i) when used with reference to Target Corporation, that Target Corporation shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if Rebecca Janiece Crouch Nelson, Greg Ashby, Kim James and Mark Adams has actual knowledge, after reasonable inquiry (including inquiry of the appropriate individual(s) having supervisory responsibility for the relevant subject matter), of such fact or other matter, and (ii) when used with reference to Acquiring Corporation or Newco, that Acquiring Corporation or Newco, as applicable, shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any executive officer or director of Acquiring Corporation or Newco has actual Knowledge of such fact or other matter.

            (iii) "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

            (jjj) "License Agreement" has the meaning set forth in Section 8.10(a).

            (kkk) "Licenses" has the meaning set forth in Section 6.2(g).

            (lll) "Losses" has the meaning set forth in Section 8.2.

            (mmm) "Material Adverse Effect" or "material" means (i) any material adverse change in the financial condition, results of operations or business of Target Corporation (and its Subsidiaries) or Acquiring Corporation and Newco (and their Subsidiaries), as the case may be, taken individually or as a whole or (ii) any material adverse change in the ability of Target Corporation or Acquiring Corporation and Newco, as the case may be, to perform their respective obligations pursuant to this Agreement; provided, however, that for purposes of determining whether there shall have been any such material adverse change as described in either clause (i) or clause (ii) above, (a) any adverse change resulting from or relating to the announcement, disclosure or pendency of the transactions contemplated by this Agreement shall be disregarded, and (b) any adverse change resulting from or relating to the taking of any action contemplated by this Agreement shall be disregarded. For purposes of Articles VI and Article VII of this Agreement, the term Material Adverse Effect shall not include any individual material adverse change in the financial condition, results of operations or business of RxDirect or Myhca except to the extent that such adverse change results in a Material Adverse Effect to the Target Corporation taken as a whole.

            (nnn) "Merger" has the meaning set forth in Section 1.2.

            (ooo) "Merger Consideration" has the meaning set forth in Section 1.7(a).

            (ppp) "Merger Filing" has the meaning set forth in Section 1.3.

            (qqq) "Myhca" means Myhca, Inc., a Texas corporation.

            (rrr) "Nelson Shares" has the meaning set forth in Section 5.8.

            (sss) "Net Amerisource/Cardizem Funds" has the meaning set forth in
      Section 1.8(d).

            (ttt) "Net Working Capital" has the meaning set forth in Section 1.8(a).

            (uuu) "Newco" has the meaning set forth in the first paragraph hereof.

            (vvv) "Noncompetition Agreement" has the meaning set forth in
      Section 1.10(c).

            (www) "Nonperformance Fee" has the meaning set forth in Section 8.6(b).

            (xxx) "Permits" has the meaning set forth in Section 2.16.

            (yyy) "Permitted Liens" has the meaning set forth in Section 2.15.

            (zzz) "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

            (aaaa) "Post-Closing Adjusted Merger Consideration" has the meaning set forth in Section 1.7(a).

            (bbbb) "Post-Closing Collection Expenses" has the meaning set forth in Section 1.8(d).

            (cccc) "Proceeding" has the meaning set forth in Section 8.2.

            (dddd) "Proposed Adjustment" has the meaning set forth in Section 1.8(c).

            (eeee) "Proposed Closing Balance Sheet" has the meaning set forth in
      Section 1.8(c).

            (ffff) "Proposed Closing Net Working Capital" has the meaning set forth in Section 1.8(c).

            (gggg) "Real Property" has the meaning set forth in Section 5.2(a).

            (hhhh) "Release of Claims" has the meaning set forth in Section 1.10(e).

            (iiii) "Representatives" has the meaning set forth in Section
      5.2(b).

            (jjjj) "Residual Dohmen Liability" has the meaning set forth in
      Section 8.10(b).

            (kkkk) "RxDirect" means RxDirect, Inc., a Texas corporation.

            (llll) "Schedules" has the meaning set forth in the preamble to
      Article II.

            (mmmm) "Securities Act" has the meaning set forth in Section 3.5(a).

            (nnnn) "Services Agreement" has the meaning set forth in Section 8.10(a).

            (oooo) "Shareholder Representative" has the meaning set forth in
      Section 1.7(e).

            (pppp) "Straddle Period" has the meaning set forth in Section
      5.1(c).

            (qqqq) "Subsidiary" means, when used with reference to an entity, any corporation, partnership or limited liability company, a majority of the outstanding voting securities, partnership interests or membership interests of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which such entity currently has, directly or indirectly, any controlling equity interest. For purposes of this Agreement, except as otherwise noted, the term Subsidiary, as it applies to Target Corporation, shall include Walsh Heartland, L.L.C.

            (rrrr) "Superior Proposal" has the meaning set forth in Section 5.4(c).

            (ssss) "Surviving Corporation" has the meaning set forth in Section 1.2.

            (tttt) "Target Corporation" has the meaning set forth in the first paragraph hereof.

            (uuuu) "Target Corporation's Financial Statements" has the meaning set forth in Section 2.7.

            (vvvv) "Target Shares" has the meaning set forth in Section 3.5(a).

            (wwww) "Target's Conflict" has the meaning set forth in Section 2.5.

            (xxxx) "Target's Default" has the meaning set forth in Section 2.5.

            (yyyy) "Target's Representatives" has the meaning set forth in
      Section 5.4(a).

            (zzzz) "Target's Violation" has the meaning set forth in Section
      2.5.

            (aaaaa) "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

            (bbbbb) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            (ccccc) "Transaction Documents" has the meaning set forth in Section 1.10.

            (ddddd) "Violation" has the meaning set forth in Section 3.3.

            (eeeee) "Voting Agreement" has the meaning set forth in Section 5.8.

            (fffff) "WDS" has the meaning set forth in Section 8.10(a).

            (ggggg) "WDS Acquisition" has the meaning set forth in Section 8.10(a).

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                          ACQUIRING CORPORATION

                                          D&K Healthcare Resources, Inc.

                                          By:
                                             ___________________________________
                                          Name:
                                               _________________________________
                                          Title:
                                                ________________________________

                                          NEWCO

                                          D&K ACQUISITION CORP.

                                          By:
                                             ___________________________________
                                          Name:
                                               _________________________________
                                          Title:
                                                ________________________________

                                          TARGET CORPORATION

                                          WALSH HEALTHCARE SOLUTIONS, INC.

                                          By:
                                             ___________________________________
                                          Name:
                                               _________________________________
                                          Title:
                                                ________________________________


                                          SHAREHOLDER REPRESENTATIVE

                                          ______________________________________
                                          Rebecca Janiece Crouch Nelson,
                                          solely in her capacity as a
                                          shareholder and the Shareholder
                                          Representative and only with respect
                                          to Sections 1.7(e), 1.8(c), 1.8(d),
                                          and 5.1(d) and Article VIII of this
                                          Agreement.